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     As Filed With the Securities and Exchange Commission on January 5, 2001

                                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             RATEXCHANGE CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                                             11-2936371
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                      7370
                          (Primary Standard Industrial
                           Classification Code Number)

                          185 Berry Street, Suite 3515
                         San Francisco, California 94107
                                 (415) 371-9800
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                              D. Jonathan Merriman
                      President and Chief Executive Officer
                             RateXchange Corporation
                          185 Berry Street, Suite 3515
                         San Francisco, California 94107
                                 (415) 371-9800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               George P. Barsness
                             Hogan & Hartson L.L.P.
                            555 Thirteenth St., N.W.
                             Washington, D.C. 20004
                                 (202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. | X |

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration   statement  for  the  same  offering.  |  |

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                                    CALCULATION OF REGISTRATION FEE
  Title of Each Class of                                Proposed Maximum   Proposed Maximum      Amount of
     Securities to be                    Amount to be    Offering Price        Aggregate       Registration
      Registered (1)                    Registered (2)    Per Unit (3)    Offering Price (3)      Fee (3)
-------------------------               --------------  ----------------  ------------------   ------------
Common Stock, $.0001 par value             497,000         $  2.00            $  994,000        $  248.50

(1) This registration statement covers the resale by certain selling stockholders of up to an aggregate of 497,000 shares of common stock, $.0001 par value, of RateXchange Corporation, 347,000 shares of which were previously acquired by the selling stockholders and 150,000 shares of which may be acquired by such selling stockholders upon exercise of presently outstanding warrants to purchase common stock.

(2) In the event of a stock split, stock dividend or similar transaction involving our common stock, to prevent dilution, the number of shares registered will be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Company's securities of the same class as reported by the American Stock Exchange as of December 28, 2000.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

    The information in this prospectus is not complete and may be changed. These securities may not be sold nor may any offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

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

                  SUBJECT TO COMPLETION, DATED JANUARY 5, 2001


Prospectus

185 Berry Street, Suite 3515
San Francisco, California 94107
(415) 371-9800

                                   RATEXCHANGE
                                   CORPORATION

                         497,000 SHARES OF COMMON STOCK

    With this prospectus, the selling stockholders identified in this prospectus are offering up to 497,000 shares of our common stock.

    The selling stockholders may sell these shares through public or private transactions, at prevailing market prices or at privately negotiated prices. The selling stockholders will receive all of the net proceeds from the sale of the shares offered with this prospectus. The selling stockholders will pay all underwriting discounts and selling commissions, if any, applicable to the sale of those shares. We will not receive any proceeds from the sale of the shares.

    Before purchasing any of the shares, you should consider very carefully the information presented under the caption "Risk Factors" beginning on page 3 of this prospectus.

    Our common stock is traded on the American Stock Exchange under the symbol "RTX." On December 28, 2000, the closing price for our common stock on the American Stock Exchange was $1.75.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2000.

                               PROSPECTUS SUMMARY

    You should read this summary together with the more detailed information and financial statements and notes appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters set forth in "Risk Factors."

The Company

    We operate a trading system, the RateXchange Trading System, that allows market participants to trade bandwidth. We provide global trading solutions to telecommunications companies, energy marketers and merchants, financial institutions and commodity traders, with our advanced technological system providing users with an efficient, centralized marketplace to bring buyers and sellers together. Through the development of marketplaces for financial instruments related to telecommunications products, we are bringing risk management tools and practices to the communications industry. We provide participants on our trading system with access to a secure infrastructure for facilitating the delivery of traded bandwidth over any platform. By providing market participants with an advanced trading system, financial products and an independent physical delivery mechanism, we are enabling the creation of a liquid bandwidth trading market.

    We were incorporated in Delaware in 1987. Our principal executive offices are located at 185 Berry Street, Suite 3515, San Francisco, California 94107, and our telephone number is (415) 371-9800.

The Offering
Common stock offered by RateXchange Corporation..........................      0 shares

Common stock offered by the selling stockholders.........................      497,000 shares

Common stock to be outstanding after this offering.......................      18,033,174 shares (1)

Use of proceeds..........................................................      We will not receive any proceeds from the sale
                                                                               of common stock by the selling stockholders

American Stock Exchange symbol...........................................      RTX

    The foregoing information is based upon shares of common stock outstanding as of December 28, 2000. The common stock offered by the selling stockholders includes 347,000 shares that were previously acquired by the selling stockholders and 150,000 shares that may be acquired by the selling stockholders upon exercise of presently outstanding warrants to purchase common stock. Except as otherwise noted, the shares outstanding on December 28, 2000 do not include shares issuable upon exercise of any additional outstanding warrants.

    We are registering the shares offered hereby to satisfy various obligations to the selling stockholders to register their resale of our common stock.

------------
(1) Assuming outstanding warrants and options are not exercised.

                                  RISK FACTORS

    You should carefully consider the following risks before you decide to buy our securities. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. As a result, the trading price of our securities could decline, and you may lose all or part of the money you paid to buy our securities.

As a development stage company with a limited operating history in a new and rapidly changing industry, it is difficult to evaluate our business and prospects.

    We are a development stage company. Our activities to date have concentrated primarily on planning and developing our electronic trading system for trading bandwidth and other telecommunications products. In September 2000, we began operating the RateXchange Trading System for trading bandwidth. Accordingly, we have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. There can be no assurance that we will be successful in addressing these risks, and our failure to do so could have a material adverse effect on our business and results of operations.

Our success depends on our ability to secure participation in the RateXchange Trading System and the development of a neutral marketplace where participants can transact trades.

    The success of the RateXchange Trading System depends in part upon the creation of a network of physically interconnected users. To facilitate the creation of such a network we have deployed switching capacity in nine major metropolitan areas in the United States and one in London, England. While we have identified target users, we cannot assure you that we will be able to secure their participation in the RateXchange Trading System. There is a risk that we may not be able to enter into sufficient contractual arrangements on favorable terms with such participants.

We have a history of losses and expect to incur losses in the future, and we may never achieve profitability.

    At September 30, 2000, our accumulated deficit since inception was $49,943,702, including $27,926,732 related to stock grants and warrants. For the first nine months of 2000, we incurred a net loss of $37,279,048, including $23,582,015 related to stock grants and warrants. We have incurred a net loss in each year of our existence, and have financed our development stage operations primarily through sales of equity securities. We have recorded nominal revenues from operations. We expect to incur net losses for the foreseeable future. We may never achieve or sustain significant revenues or profitability on a quarterly or annual basis.

If the RateXchange Trading System does not achieve commercial acceptance, our results will suffer.

    We expect to rely largely on a single revenue source, made up of fees and commissions from transactions facilitated on the RateXchange Trading System and related consulting services, for the foreseeable future. Online trading of telecommunications bandwidth and minutes currently has only limited market acceptance. As a result, our future ability to gain commercial acceptance of the RateXchange Trading System is critical to our success. Any failure to successfully gain commercial acceptance of the RateXchange Trading System would not only have a material adverse effect on our business and results of operation but also on our ability to seek additional revenue opportunities.

We depend on the efforts of the Amerex Bandwith, Ltd. brokers who execute trades on our trading system to generate revenues for us.

         In September 2000, we entered into a strategic alliance with Amerex Bandwith, Ltd., a leading energy and power broker. Under our agreement with Amerex, Amerex brokers execute trades for the sale or purchase of telecommunications capacity, Internet protocol products and/or other telecommunications-related products on our trading system, and we share with Amerex the revenues generated by these trades. As a result, we depend on the efforts of the Amerex brokers who execute those trades to generate revenues for us. There can be no assurance that these brokers will be successful in expanding our business.

We may need additional capital in the future and it may not be available on acceptable terms.

    We may need additional working capital for enhancement of the RateXchange Trading System, software development, marketing and general and administrative costs and to fund losses before achieving profitability. We may need to raise additional funds through additional equity and/or debt financing to meet our capital requirements. We will need to raise additional funds if we have underestimated our capital needs or if we incur unexpected expenses. We cannot assure you that such financings will be available in amounts or on terms needed to meet our requirements, or at all. Further, our lack of tangible assets to pledge could prevent us from establishing a source of financing. The inability to raise all needed funding would adversely affect our ability to successfully implement the objectives of our business plan.

We may not be able to compete successfully against current and future competitors.

    The market for online bandwidth and minutes trading services is new, rapidly evolving and highly competitive, as are the online commerce and business-to-business markets generally. We expect competition in this market to intensify in the future. Several of the existing online exchanges, such as
E-Speed, Intercontinental Exchange and Altra currently operate online marketplaces in commodities and have large established customer bases. These companies may start bandwidth trading marketplaces. Our ability to compete with them will depend largely upon our ability to capture market share by obtaining sufficient participants for the RateXchange Trading System.

    In addition, we compete with companies who trade, broker or otherwise assist in the buying and selling of telecommunications bandwidth and minutes. Therefore, we currently or potentially compete with a variety of other companies, including lead-generation services and traditional offline brokers. Many companies, such as Band-X, the GTX, Arbinet, and Asia Capacity Exchange, offer services to buyers and sellers of bandwidth and other telecommunications products. The increased use and acceptance of any other method of facilitating the buying and selling of excess telecommunications bandwidth and minutes may adversely impact the commercial viability of the RateXchange Trading System.

    Large telecommunications companies have the ability and resources to compete in the online bandwidth and minutes trading services market if they choose to do so, including launching their own online exchanges or other trading services. Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. In addition, a number of these competitors may combine or form strategic partnerships. As a result, our competitors may be able to offer, or bring to market earlier, products and services that are superior to our own in terms of features, quality, pricing or other factors. Our failure to compete successfully with any of these companies could have a material adverse effect on our business and results of operations.

    Increased pressure created by any present or future competitors, or by our competitors collectively, could have a material adverse effect on our business and results of operations. Increased competition may result in reduced commissions and loss of market share. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on our business and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors. In addition, new technologies and the expansion of existing technologies may increase the competitive pressures on us.

We may become subject to regulation by the Commodity Futures Trading Commission depending on the types of products and services we eventually introduce.

    We have developed an electronic trading system for trading futures contracts, options on futures contracts and swaps for the purchase or sale of bandwidth and other telecommunications products. Futures contracts and options on futures contracts are within the jurisdiction of the CFTC. Presently, the Commodity Exchange Act provides that futures contracts may be entered into only on a board of trade that has been designated by the CFTC as a contract market. The CFTC has never determined whether some or all swap agreements are futures or options contracts subject to regulation under the Commodity Exchange Act and the CFTC's regulations. The CFTC has, however, issued a policy statement stating that most swap transactions are not appropriately regulated as futures or options contracts under the Commodity Exchange Act or the CFTC's regulations. The CFTC has also issued rules exempting swap agreements from most provisions of the Commodity Exchange Act and the CFTC's regulations provided certain conditions were met. The exemptive rules do not permit swaps to be traded on traditional exchanges. Both the CFTC's policy statement, which is limited in its application to cash-settled swaps, and the CFTC's exemptive rules do not permit swaps to be cleared and impose other restrictions on swaps. As a result, under the currently statutory and regulatory scheme applicable to swaps, should we elect in the future to list for trading or clear swap agreements, we may need to request an exemption from the CFTC to do so. The CFTC is under no obligation to reach a decision within a certain period or to grant an exemption.

     Legislation that would make sweeping changes to the Commodity Exchange Act is presently awaiting Presidential approval. If the legislation becomes law, it may remove some of the regulatory requirements applicable to our providing trading and/or clearing services for futures contracts, options on futures contracts and swaps involving telecommunications products. Even if the legislation does become law, some of the services we may provide could still be subject to CFTC regulation. We are unable to predict at this time, however, whether the legislation, if enacted, would have a material effect on our ability to offer trading and/or clearing services for futures contracts and options on futures contracts involving telecommunications products.

We are dependent on the continued growth of online commerce and the acceptance by users of the Internet as a means for trading excess bandwidth and minutes.

    Our future revenues and profits are substantially dependent upon the widespread acceptance and use of the Internet and online services as an effective medium of commerce by businesses. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of businesses or customers will adopt, and continue to use, the Internet and online services as a medium of commerce.

    Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty. We will rely on customers who have historically used traditional offline means of commerce to buy and sell excess telecommunications bandwidth and minutes. For us to be successful, these customers must accept and utilize novel ways of conducting business and exchanging information over the Internet.

    Critical issues concerning the commercial use of the Internet, such as ease of access, security, reliability, cost and quality of service, remain unresolved and may affect the growth of Internet use or the attractiveness of conducting commerce online. In addition, the Internet and online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and online services continue to experience significant growth, there can be no assurance that the infrastructure of the Internet and online services will prove adequate to support increased user demands. In addition, the Internet or online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or online service activity. Changes in or insufficient availability of telecommunications services to support the Internet or online services could also result in slower response times and adversely affect usage of the Internet and online services generally and our services in particular. If use of the Internet and online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and online services does not effectively support growth that may occur, or if the Internet and online services do not become a viable commercial marketplace, we would be materially and adversely affected.

We face online commerce security risks.

    We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as bank account or credit information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by us to protect transaction data. Any compromise of our security could have a material adverse effect on our reputation and us. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. To the extent that our activities or those of third party contractors involve the storage and transmission of proprietary information, such as bank account or credit information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability which could have a material adverse effect on our business and results of operations.

Our operating results could be impaired if we are or become subject to burdensome governmental regulation of online commerce.

    We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, including online companies. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as:

    o    User privacy;

    o    Pricing;

    o    Content;

    o    Intellectual property;

    o    Distribution; and

    o    Characteristics and quality of products and services.

    The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have an adverse effect on our business and results of operations. Moreover, the applicability of existing law to the Internet and other online services governing issues such as property ownership, sales and other taxes and personal privacy to the Internet and other online services is uncertain and may take years to resolve.

    We plan to facilitate transactions between numerous customers residing in various states and foreign countries, and such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on our business and results of operations.

We may face liability for information retrieved from our portal.

    Due to the fact that material may be downloaded from our portal and subsequently distributed to others, there is a potential that claims may be made against us for negligence, copyright or trademark infringement or other theories based on the nature and content of such material. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or in excess of insurance coverage could have a material adverse effect on our business and results of operations.

We are at risk of capacity constraints and face system development risks.

    The satisfactory performance, reliability and availability of the RateXchange Trading System is critical to our reputation and our ability to attract and retain users and maintain adequate customer service levels. Our revenues depend on the number of users of our trading system and the volume of trading that is facilitated. Any system interruptions that result in the unavailability of our portal or reduced performance of the RateXchange Trading System could reduce the volume of bandwidth traded and the attractiveness of our portal as a means for such trading.

    There may be a significant need to upgrade the capacity of our portal and the RateXchange Trading System in order to handle thousands of simultaneous users and transactions. Our inability to add additional software and hardware or to develop and upgrade further our existing technology, transaction-processing systems or physical infrastructure to accommodate increased traffic on the RateXchange Trading System or increased trading volume through our online trading or transaction-processing systems may cause unanticipated system disruptions, slower response times, degradation in levels of customer service and impaired quality and speed of trade processing, any of which could have a material adverse effect on our business and results of operations.

Our business and operations would suffer in the event of system failures.

    Our success, in particular our ability to successfully facilitate bandwidth trades and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunication failures, break-ins, earthquake and similar events. Despite the implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders.

If we do not respond effectively to technological change, our service could become obsolete and our business will suffer.

    To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of the RateXchange Trading System. The Internet and the online commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing RateXchange Trading System, proprietary technology and systems obsolete. Our success will depend, in part, on our ability to license leading technologies useful in our business, enhance our existing services, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

    The development of the RateXchange Trading System and other proprietary technology entails significant technical and business risks. There can be no assurance that we will successfully use new technologies effectively or adapt the RateXchange Trading System and proprietary technology to user requirements or emerging industry standards. Our failure to adapt in a timely manner for technical, legal, financial or other reasons, to changing market conditions or customer requirements, could have a material adverse effect on our business and results of operations.

If we do not effectively manage growth, our ability to provide trading services will suffer.

    To manage the expected growth of our operations and personnel, we will be required to improve existing, and implement new, transaction-processing, operational and financial systems, procedures and controls, and to expand, train and manage a growing employee base. Further, we will be required to maintain and expand our relationships with various hardware and software vendors, Internet and other online service providers and other third parties necessary to our business. If we are unable to manage growth effectively, we will be materially adversely affected.

We need to hire and retain qualified personnel to sustain our business.

    We are currently managed by a small number of key management and operating personnel. We do not maintain "key man" insurance on any employee. Our future success depends, in part, on the continued service of our key executive, management and technical personnel, many of whom have only recently been hired, and our ability to attract highly skilled employees. If any key officer or employee were unable or unwilling to continue in his or her present position, our business could be harmed. From time to time we have experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees. Competition for employees in our industry is intense, particularly in the San Francisco Bay area where we are located. If we are unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future, that may have a material adverse effect on our business and results of operations.

Our success is dependent on our ability to protect our intellectual property.

    Our performance and ability to compete is dependent to a significant degree on our proprietary technology, including, but not limited to the design of the RateXchange Trading System and physical delivery hubs. We regard our copyrighted material, software design, trade secrets and similar intellectual property as critical to our success, and we rely on trademark and copyright laws, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights. We cannot assure you that we will be able to secure significant protection for any of our intellectual property. It is possible that our competitors or others will adopt product or service names similar to our marks, thereby inhibiting our ability to build brand identity and possibly leading to customer confusion.

    We generally have entered into agreements containing confidentiality and non-disclosure provisions with our employees and consultants who have limited access to and distribution of our software, documentation and other proprietary information. We cannot assure you that the steps we take will prevent misappropriation of our technology or that agreements entered into for that purpose will be enforceable. Notwithstanding the precautions we have taken, it might be possible for a third party to copy or otherwise obtain and use our software independently. Policing unauthorized use of our technology is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. The laws of other countries may afford us little or no effective protection of our intellectual property.

    Effective trademark, service mark, copyright and trade secret protection may not be available in every country where our services are made available online. In the future, we may also need to file lawsuits to enforce our intellectual property rights, protect our trade secrets and determine the validity and scope of the proprietary rights of others. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business and results of operations.

We may not be able to secure licenses for technology from third parties on commercially reasonable terms.

    We rely on a variety of software and hardware technologies that we license from third parties, including our database and Internet server software, components of our online trading software and transaction-processing software which is used in the RateXchange Trading System to perform key functions. We cannot assure you that these third party technology licenses will continue to be available to us on commercially reasonable terms. The loss of our ability to maintain or obtain upgrades to any of these technology licenses could result in delays in completing any proprietary software enhancements and new developments until equivalent technology could be identified, licensed or developed and integrated. Any such delays could have a material adverse effect on our business and results of operations.

The volatility of our securities prices may increase.

    The market price of our common stock has in the past been, and may in the future continue to be, volatile. A variety of events may cause the market price of our common stock to fluctuate significantly, including:

    o    Quarter to quarter variations in operating results;

    o    Adverse news announcements;

    o    The introduction of new products and services;

    o    Market  conditions  in  the  telecommunications  industry  in  general,

         Internet-based services and e-commerce; and

    o    General market conditions.

    In addition, the stock market in recent years has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many companies in our business and that often have been unrelated to the operating performance of such companies. These market fluctuations have adversely impacted the price of our common stock and may do so in the future.

Any exercise of outstanding options and warrants will dilute then-existing stockholders' percentage of ownership of our common stock.

    We have a significant number of outstanding options and warrants. The exercise of all of the outstanding options and warrants would dilute the then-existing stockholders' percentage ownership of our common stock. Any sales resulting from the exercise of options and warrants in the public market could adversely affect prevailing market prices for our common stock. Moreover, our ability to obtain additional equity capital could be adversely affected since the holders of outstanding options and warrants may exercise their options and warrants at a time when we would also wish to enter the market to obtain capital on terms more favorable than those provided by the options. We lack control over the timing of any exercise or the number of shares issued or sold if exercises occur.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that address numerous matters, including the following:

    o Trends we believe may affect our business, financial condition or results of operations;

    o    Factors that determine demand for our products;

    o    Advantages we believe will help us compete effectively; and

    o    Our strategies concerning the expansion of our operations.

    In some cases you can identify forward-looking statements by terminology we use, including "believes," "anticipates," "expects," "estimates," "may," "should," "could," "plans," "predicts," "potential," "continue" or similar terms.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. These factors include those listed under "Risk Factors" and elsewhere in this prospectus. All forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary notice.

                                 USE OF PROCEEDS

    We will not receive any proceeds from the sale of any shares offered by this prospectus. We may, however, receive proceeds when the selling stockholders pay to exercise their warrants. Selling stockholders are not obligated to exercise their warrants, and there can be no assurance that they will choose to exercise all or any of these warrants. Our gross proceeds, assuming all warrants are exercised for cash, would be $750,000. However, we are unable to predict the exact amount of cash we will receive upon exercise of the warrants because some warrants have a cashless exercise provision, which allows the holder to pay for the warrant by reducing the number of shares received upon exercise. We will use any proceeds we receive for the exercise of warrants to augment our working capital for general corporate purposes.

                              SELLING STOCKHOLDERS

    The table below lists the selling stockholders and other information regarding the beneficial ownership of our common stock by each of the selling stockholders. This prospectus relates to a total of 497,000 shares of common stock, 150,000 of which are not currently outstanding but may be acquired by the selling stockholders upon exercise of outstanding warrants held by individual stockholders. The first column provides the name of each selling stockholder and describes the stockholder's position, office or other material relationship with us, if any, as well as any other material relationship the stockholder has had within the past three years with us, our predecessors or any affiliate of ours. The second column lists the number of shares of common stock beneficially owned by each selling stockholder on December 28, 2000. The selling stockholders are offering only the shares of common stock indicated in the third column. The fourth and fifth columns assume the selling stockholders dispose of all the shares offered by this prospectus and that the selling stockholders do not acquire any additional stock.

    We are registering the shares for resale by the selling stockholders in accordance with registration rights granted or offered to some of the selling stockholders. We will pay the registration and filing fees, printing expenses, listing fees, blue-sky fees, if any, and fees and disbursements of our counsel, but the selling stockholders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares. In addition, we have agreed to indemnify some of the selling stockholders, as well as certain affiliated parties, against specific liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with this offering. Those selling stockholders we have agreed to indemnify have agreed to indemnify us and our directors and officers, as well as any person that controls us, against specific liabilities, including liabilities under the Securities Act.

    The information provided in the table below has been obtained from the selling stockholders. To our knowledge, the selling stockholders have sole voting and investment power with respect to these securities, except as otherwise indicated in the first column. The selling stockholders may sell all, some or none of their shares in this offering.

                                                                            Shares
                                                            Maximum   Beneficially Owned
                                              Shares       Number of    after Offering
                                           Beneficially  Shares to be    (assuming all     Percentage of Common
Name of Selling Stockholder and Material    Owned Prior     Sold in   shares offered are    Stock Beneficially
 Relationship, if any, with RateXchange     to Offering    Offering     actually sold)     Owned after Offering
----------------------------------------   -------------------------- ------------------  ---------------------
Interra Ventures                               45,000       45,000               0                    0
Talisman Capital Opportunity Fund             225,000      225,000               0                    0
Ultimate Markets, Inc.                        350,000      175,000         175,000                    *
Paul Kalia                                     33,417       33,417               0                    0
Valeriy Arzumanov                               2,083        2,083               0                    0
Mohammad Khadar                                 4,167        4,167               0                    0
William Wheeler                                12,333       12,333               0                    0



----------

* The shares represent less than 1% of the outstanding shares of common stock.

                              PLAN OF DISTRIBUTION

    The selling stockholders, or, subject to applicable law, their pledgees, donees, distributees, transferees or other successors in interest, may sell all or portions of the shares from time to time while the registration statement of which this prospectus is a part remains effective. The selling stockholders may sell shares in public transactions, on or off the American Stock Exchange or any exchange with which we register or in private transactions. The selling stockholders may sell the shares at any price and in different types of transactions including, but not limited to, one or any combination of the following:

    o Ordinary brokers transactions and transactions in which the broker solicits purchasers;

    o    Transactions involving cross or block trades or otherwise;

    o Purchases by brokers, dealers or underwriters as principals and resale by such purchasers for their own accounts pursuant to this prospectus;

    o "At the market" to or through market makers or into an existing market for the common stock;

    o In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or

    o    In privately negotiated transactions.

Selling stockholders may also sell shares pursuant to Rule 144 of the Securities Act if available.

    Sales of the shares at less than market prices may depress the market price of our common stock. Moreover, generally the selling stockholders are not restricted as to the number of shares, which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time.

    In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales. The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, and in connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares. The selling stockholders may also sell shares short and deliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require delivery to the broker-dealers or other financial institutions of the shares, which the broker-dealers or other financial institutions may resell pursuant to this prospectus.

    Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent the broker-dealers are unable to do so acting as agents for the selling stockholders, to purchase as principals any unsold shares at the price required to fulfill the broker-dealers' commitments to the selling stockholders. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms prevailing at the time of the sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. The selling stockholders may also pledge the shares to broker-dealers or other financial institutions, and upon a default, the broker-dealers or other financial institutions may affect sales of the pledged shares pursuant to this prospectus.

    Brokers,  dealers  or  agents  may  receive  compensation  in  the  form  of commissions, discounts or concessions from the selling stockholders or purchasers in amounts to be negotiated in connection with the sale. The selling stockholders and any participating brokers or dealers may be deemed "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed underwriting compensation.

    Information as to whether any underwriter that the selling stockholders may select, or any other broker-dealers, are acting as principals or agents for the selling stockholders, the compensation to be received by any underwriters that the selling stockholders may select or by any broker-dealers acting as principals or agents for the selling stockholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any broker-dealers participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such broker-dealers.

    During any time that the selling stockholders are engaged in a distribution of the shares, the selling stockholders will be required to comply with the Securities Exchange Act of 1934, as amended. With certain exceptions, the Exchange Act precludes the selling stockholders, any affiliated purchasers and any broker-dealers or other persons who participate in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. The Exchange Act also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

    To comply with some state securities laws, the shares may be sold only through registered or licensed brokers or dealers. The shares may not be sold in some states unless the seller meets the applicable state notice and filing requirements.

                          DESCRIPTION OF CAPITAL STOCK

Authorized Shares

    Our authorized capital stock consists of 300,000,000 common shares, $.0001 par value per share, and 60,000,000 shares of preferred stock. On December 28, 2000, 18,033,174 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Common Stock

    Holders of our common stock are entitled to receive dividends, when, and as, declared by our board of directors out of funds available therefore. Any such dividends may be paid in cash, property or shares of the common stock. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

    Each holder of our common stock is entitled to one vote per share on all matters submitted to the vote of stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights. The absence of cumulative voting means that the holders of more than 50% of the shares voting for the election of directors can elect all directors if they so choose.

    Holders of our common stock have no preemptive or conversion rights, no redemption or sinking fund provisions and are not liable to further call or assessment.

    Holders of our common stock are entitled to share ratably in any assets available for distribution to holders of our equity securities upon liquidation of our company, subject to distribution of the preferential amount, if any, to be distributed to any holders of preferred stock.

Preferred Stock

    Our certificate of incorporation authorizes our board, without any vote or action by the holders of common stock, to issue preferred stock from time to time in one or more series. Our board is authorized to determine the number of shares and to fix the powers, designations, preferences and relative, participating, optional or other special rights of any series of preferred stock. Issuances of our preferred stock, if convertible into common stock, would be subject to the applicable rules of the AMEX or other organizations on which our stock is then quoted or listed. Depending on the terms of preferred stock established by our board of directors, any or all series of preferred stock could have preference over our common stock with respect to dividends and other distributions and upon our liquidation. If any shares of preferred stock are issued with voting powers, or if additional shares of common stock are issued, the voting power of the outstanding common stock would be diluted.

    We believe that the availability of preferred stock will provide increased flexibility to facilitate possible future financings and acquisitions and to meet other corporate needs that might arise.

Transfer Agent and Registrar

    OTC Stock Transfer, Inc. is the transfer agent and registrar for our common stock.

                                    BUSINESS

Overview

    We operate a trading system, the RateXchange Trading System, which allows market participants to trade bandwidth. We provide global trading solutions to telecommunications companies, energy marketers and merchants, financial institutions and commodity traders, with our advanced technological system providing users with an efficient, centralized marketplace to bring buyers and sellers together. Through the development of marketplaces for financial instruments related to telecommunications products, we are bringing risk management tools and practices to the communications industry. We provide participants on our trading system with access to a secure infrastructure for facilitating the delivery of traded bandwidth over any platform. By providing market participants with an advanced trading system, financial products and an independent physical delivery mechanism, we are enabling the creation of a liquid bandwidth trading market.

Business Model

    We expect to generate revenues by providing trading services to energy merchants, telecommunications companies, service providers, financial institutions and commodity traders. We also expect to derive revenues from bandwidth and risk management consulting services through our RateXlabs Technology Consulting, through CustomAuctions and other web-enabled transaction services, and as a result of our investment in independent delivery hubs for physical delivery of contracts traded on the electronic trading system.

RateXchange Trading System

    Our software powers the only neutral, online trading system that allows companies to buy, sell and deliver standard wholesale bandwidth capacity globally. The trading system is similar to trading platforms that dominate on-line natural gas and electricity commodity trading. The trading system was developed in conjunction with leading energy, utility and telecommunications companies. The RateXchange Trading System enables bandwidth traders to pre-approve and manage counterparty credit. Before trading on the RateXchange Trading System, a company would check and pre-approve credit for a large number of potential counterparties. It would then enter the credit information in a credit matrix on the system that would limit its exposure to a particular counterparty to the pre-approved amount.

    Trades executed on the RateXchange Trading System can be delivered using our delivery hubs, other pooling points, or bilateral interconnection. Market participants are now able to trade a larger number of routes regardless of the presence of RateXchange delivery hubs. Trading will utilize the Master Bandwidth Purchase and Sale Agreement, based on the Bandwidth Trading Organization master agreement, but will support the trading of other standardized contracts. As the bandwidth trading market matures, we expect market participants will eventually adopt a standardized contract similar to what has occurred in other commodities. In the meantime, we provide the flexibility that market participants need.

    The RateXchange Trading System contains features common in the leading electronic systems in other commodities markets. The RateXchange Trading System serves as a platform for bandwidth trading, but the system can also be used to trade other products. We have developed extensive intellectual property with regard to our trading system that may be applied to other telecommunications products and other trading markets.

The RateXchange Trading System offers the following features to the market:

    Dynamic Counter-Party Credit Management System

    We employ a counter-party credit management system that allows market participants to select, pre-approve and set credit limits for particular counter-parties. We have applied for a patent for this business process.

    Real-Time Capability

    The RateXchange Trading System software employs technology that makes our electronic trading system one of the fastest in the industry, providing traders on our system with updated information in real-time. We believe we have developed significant intellectual property regarding trading bandwidth and other telecommunications products in real-time.

Delivery Hubs

    We have established delivery hubs in neutral co-location facilities connecting major domestic and international bandwidth routes. We believe this investment will help to accelerate development of a viable, liquid market for bandwidth traded as a commodity as these pooling points allow for physical delivery of traded contracts. Our delivery hub architecture and strategic technology partners provide us with a secure, scalable, high quality delivery infrastructure connecting buyers' and sellers' networks. Delivery hub equipment currently is engineered to support bandwidth trades at the OC-12, OC-3, DS-3 and DS-1 levels domestically and at the STM-4, STM-1, E-3 and E-1 levels internationally.

    Interconnection to independent delivery hubs produces a number of benefits to market participants, including:

    o    Quality of service monitoring;

    o    Reduces interconnection time;

    o    Reduces interconnection costs;

    o    Enables carriers to quickly connect their traded bandwidth circuits;

    o    Allows equal access to market data for service demand and pricing; and

    o Facilitates risk and yield management practices, including efficient trading of bandwidth assets.

    We presently offer traders access to ten delivery hubs in service with two additional hubs scheduled to be in service by the end of 2000. These hubs provide market participants with the ability to trade and deliver bandwidth on 66 of the most liquid bandwidth routes in the world. Market participants that interconnect to our delivery hubs are charged an installation fee and a monthly port fee depending on the size of the connection. We will also charge additional fees to provision traded bandwidth and to channelize connected bandwidth. These fees, while providing a revenue stream to us, still greatly reduce a market participant's cost of interconnection.

    We have an agreement with one of the largest energy merchants and marketing firms in which it will buy and deliver a circuit over two of our delivery hubs in the first quarter of 2001. We have agreed to work jointly with this firm to refine the already developed tagging (work flow) process and software and quality of service monitoring that has already been put in place by SAIC and us. Upon successful completion of this testing process, we anticipate that this energy merchant will more extensively utilize our delivery hubs for buying and selling of bandwidth.

Bandwidth Consulting--RateXlabs

    RateXlabs provides independent economic research and confidential risk management consulting regarding bandwidth trading. RateXlabs currently provides bandwidth consulting services to two Fortune 100 companies.

CustomAuctions

    CustomAuctions, launched in March 2000, was developed to facilitate the trading of products with specific product, geographic or financial requirements that are not traded on the RateXchange Trading System. CustomAuction service benefits include:

    o    Provision of specialized products to a large and pre-qualified market;

    o    Significant reduction in time and cost of the transaction;

    o "Book-building" process to assure matching of supply/demand to contract and market design; and

    o Market and contract design to assure optimal price discovery in auction events.

Other Revenue Sources

    As our business evolves and our online trading community grows, we expect to derive revenues from the operation of other related markets, such as financial and derivative contracts related to bandwidth, internet access, wireless spectrum and satellite bandwidth. We believe that the intellectual property associated with our trading system may also have applications in other trading markets and online exchanges.

Products and Markets

    In the quarter ended September 30, 2000, we began generating revenue from:

    o Transaction fees on trades executed through our trading system, typically generated as commissions paid by both the buyer and the seller upon each trade; and

    o Consulting fees earned by RateXlabs, our bandwidth trading consulting division, providing independent economic research and confidential risk management education.

     In addition to these revenue sources, we anticipate generating revenue in the future from:

    o Service fees for RateXchange CustomAuctions paid by the offeror for holding an auction event;

    o Installation fees and monthly port fees for utilization of our delivery hubs; and

    o    Membership  fees  that  entitle  members  to  trading   privileges  and
         web-based, marketplace information services.

Bandwidth Trading Overview

    According to the Hoover's "Telecommunications Industry Summary," annual global spending on telecom services is currently $726 billion and is expected to grow to $1 trillion by 2001. Technology and deregulation continue to transform the telecommunications market from a closed industry made up of localized monopolies to an increasingly competitive marketplace. Formerly state-owned carriers must both defend their own markets and pursue opportunities abroad to remain competitive. New and legacy carriers are taking advantage of rapid advances in technology to build networks with drastically lower costs of operation. The number of carriers licensed to trade international voice traffic in the U.S. alone has doubled in each of the past three years to well over 1,200.

    Traditionally,   the  telecommunications  market  has  been  fragmented  and inefficient, with non-standard pricing and high interconnection and switching costs between carriers. As a result of market inefficiency:

    o Bandwidth trades are currently conducted bilaterally with imperfect market data and no central marketplace;

    o Establishing and managing multiple bilateral relationships to conduct bandwidth trades results in redundant costs, marked by fulfillment cycles that average 60-90 days;

    o As many as nine out of 10 transactions fail because of market changes, financial, contractual and quality issues and delivery delays; and

    o Significant price and volume exposure results in operational risks and costs for carriers of all sizes.

    Carriers are expected to continue to aggressively use partnerships and outsource agreements to penetrate new markets and alleviate congestion in their current networks. These are the market factors behind the rapidly growing spot and forward markets in bandwidth. However, despite advances in hardware and software technologies and increasing network interconnection, the telecommunications bandwidth market remains inefficient due to static business processes that continue to be utilized by carriers of all sizes. In response, we have created an electronic trading system and a streamlined delivery mechanism. By offering a trading platform that effectively brings buyers and sellers together and a single standardized contract and marketplace, we believe we can provide significant economic value to both parties through:

    o Time Savings. We provide instantaneous access to bandwidth prices, thus facilitating information flow and transaction timing.

    o Cost Savings. The most readily quantifiable benefit to both purchasers and sellers of bandwidth is reduced costs from trading on an exchange. Specifically, cost reductions can be achieved by eliminating unnecessary costs and solving inefficiencies associated with existing buying processes among telecommunications carriers.

    o Scalability. Historically as a result of market inefficiencies, existing buying and selling practices have lacked scalability and have been unable to meet the growth in demand for bandwidth trading. Conversely, our online marketplace significantly reduces timing and costs of effecting trades and subsequently offers virtually unlimited scalability.

    o Network Optimization. By providing the communications industry with an alternative sales channel, we enable service providers to optimize the value of their network assets.

    o Strategic Risk Management. As a source of pricing information, we provide market participants the information needed to manage the risk associated with fluctuations in supply and demand.

    The entrance of the leading energy companies into the communications industry expands the total market opportunity presented by bandwidth trading. The same companies that played a significant role in the development of actively traded energy and power commodity markets are playing a significant role in the development of the bandwidth market. The leading energy companies are at various stages of entering the bandwidth trading market. Enron, El Paso Energy and Williams are actively trading bandwidth today. Other companies such as Aquila, Reliant and Dynegy have made public announcements regarding their plans to trade bandwidth and are expected to enter the market soon.

Bandwidth as a Commodity

    Our long-term success is dependent, in part, on the continued development of bandwidth as a tradeable commodity. In order for an active, liquid bandwidth market to develop, the following characteristics need to be present:

Standardized Product

    The development of a commodity market requires a standard product so that participants from different industries can trade the same product. Bandwidth as traded on our electronic trading system is defined as the physical means of sending data over lines. The bandwidth traded is a unit of capacity (capacity) through which voice or data can be transmitted between two points (city pair) with predetermined quality of service levels (quality). With capacity, city pair and quality predetermined, the physical circuit is a standardized product. Physical circuits are the basic building block underlying all telecommunications products. All types of communications from voice to Internet Protocol flow over physical circuits.

    Our electronic trading system supports the trading of this standardized product and is capable of supporting the trading of other standardized products as new markets develop. We believe the flexibility and scalability of our electronic trading system provides us an advantage in the development of additional trading markets.

Standardized Contract

    The development of a liquid commodity market requires the adoption of a standardized contract. A standardized contract allows market participants to complete transactions quickly by eliminating the need to prepare and negotiate definitive documentation for each transaction. The standardized contract needs to have standardized terms and conditions that define quality of service, allow for orderly resolution of disputes and have remedies in place for failure to perform. A group of industry participants, including RateXchange and several energy/utility and telecommunications companies, have formed the Bandwidth Trading Organization and are working toward the development of an industry-wide standardized contract. The contract is called the Master Bandwidth Purchase and Sale Agreement.

    We have adopted the Master Bandwidth Purchase and Sale Agreement as the default agreement for trading on the RateXchange Trading System, but the system also supports any number of different contracts. Eventually, the market will decide what the standardized contract is. Until the market coalesces around a standardized contract, we provide a platform that supports the trading of any contract.

    In November 2000, we entered into contracts with eight carriers, including Tier 1 carriers headquartered in Asia, Europe and North America.

Interconnection

    Market participants need a cost-effective and efficient way to make or take delivery of traded bandwidth. The development of efficient interconnection facilities should reduce the cost of bandwidth trading. If market participants were interconnected before trading the cost associated with each trade would be reduced to the cost of connecting and testing the circuit. This is in contrast to the present situation where the interconnection and testing of circuits is one of the most costly and time-consuming stages of the wholesale sales process.

    In order to accelerate development of a liquid market for bandwidth, during 2000 we are establishing twelve "delivery hubs" in major metropolitan areas in order to provide the interconnection necessary to facilitate a physical delivery of traded contracts. We believe other companies such as Enron and LighTrade are also deploying pooling points to facilitate interconnection. The deployment of delivery hubs by RateXchange and other companies reduces the cost and the amount of time required for bandwidth trading.

    We have an agreement with one of the top energy merchants and marketing firms in which it will buy and deliver a circuit over two of our delivery hubs in the first quarter of 2001. We have agreed to work jointly with this firm to refine the already developed tagging (work flow) process and software and quality of service monitoring that has already been put in place by SAIC and us. Upon successful completion of this testing process, we anticipate that this energy merchant will more extensively utilize our delivery hubs for buying and selling of bandwidth.

Need For Price Transparency and Risk Management

    The communications industry has a strong need for price transparency and risk management tools, such as efficient trading of bandwidth assets. The rapid decline in bandwidth pricing, along with the creation of applications that use a lot of bandwidth, has created uncertainty for users and suppliers of bandwidth. A liquid, commodity market for bandwidth would provide both buyers and sellers the information needed to make sound decisions. The aggregation of buyers and sellers in the market will lead to a forward price for bandwidth. This forward pricing could be used when making purchasing decisions or when considering laying or lighting fiber optic cable.

    The aggregation of buyers, sellers and transaction data on RateXchange's Trading System has provided the information needed to bring risk management tools and practices to the communications industry. We believe we have, and will continue to play, a leadership role in the emergence and validation of bandwidth as a tradable commodity.

Competitive Conditions

    Products, services and geographic location define the competitive conditions for online bandwidth trading. At this stage in the telecommunications trading industry's development, we believe that being the first company to establish an electronic trading system for trading bandwidth is significant. Because participation in an electronic trading system may require physical connection to one of the system's interconnection locations, once a carrier is connected, the cost of moving operations to a new system would be significant. In addition, building a critical mass of connected carriers creates a network effect, with each new connection enhancing the value of the service to all customers and raising the barrier to competition. For these reasons, we are focused on attracting large numbers of users to our electronic trading system and in connecting significant numbers of carriers and other traders of bandwidth to our delivery hubs.

    We believe we are well positioned to compete effectively in the bandwidth trading market for three reasons:

    o Neutrality - We believe that some of our competitors intend to take positions in their own systems or exchanges as market makers. This will generate initial liquidity, but carrier reactions have been negative as these companies are perceived as competing with their own exchange customers.

    o First-mover advantage - We believe that we are one of the first bandwidth electronic trading systems established in the United States and among the first in the world. We also believe that we are currently one of the only United States electronic trading systems that provides:

         o A neutral bandwidth electronic trading system with no other lines of business;

         o   Delivery hubs domestically and internationally; and

         o   A bid/ask market for bandwidth trading.

    o Industry experience - Our management team's knowledge of key industry participants in the core market and expertise in telephony, energy and financial markets adds credibility and reduces time to market.

Competitors

    The market for online bandwidth and minutes trading services is new, rapidly evolving and highly competitive, as are the online commerce and business-to-business markets generally. We expect competition in this market to intensify in the future. Several of the existing online exchanges, such as
E-Speed, Intercontinental Exchange and Altra currently operate online marketplaces in commodities and have large established customer bases. These companies may start bandwidth trading marketplaces. Our ability to compete with them will depend largely upon our ability to capture market share by obtaining sufficient participants for our electronic trading system.

    In addition, we compete with companies who trade, broker or otherwise assist in the buying and selling of telecommunications bandwidth and minutes. Therefore, we currently or potentially compete with a variety of other companies, including lead-generation services and traditional offline brokers. Many companies, such as Band-X, the GTX, Arbinet, and Asia Capacity Exchange, offer services to buyers and sellers of bandwidth and other telecommunications products. The increased use and acceptance of any other method of facilitating the buying and selling of excess telecommunications bandwidth and minutes may adversely impact the commercial viability of our electronic trading system.

Target Customers

    The market for domestic and international bandwidth includes dominant major Tier 1 carriers, such as AT&T, WorldCom, NTT, Deutsche Telecom, Pangea, KDD and Teleglobe , as well as wholesale-only carriers, resellers, brokers, energy and utility companies and large multinational corporations. Customer interviews, surveys and a review of the industry press indicate:

    o    Customers have significant frustrations with the current process;

    o    Customers see benefits to trading with us;

    o Customers have indicated willingness to interconnect with us and are willing to pay for our services; and

    o In addition to carriers, large corporate users of bandwidth and telecom products may become direct users to purchase selected bandwidth on a domestic or international city-to-city basis.

Intellectual Property

    We have applied for several trademarks covering specific businesses and products offered on our Internet web site. We have also registered copyrights for the RateXchange trading system web page designs. Patent applications are pending for several processes of the RateXchange electronic trading system. We do not have any franchises.

General Development of Business

    During the fourth quarter of 2000, we made certain additions to our management team to reflect our focus on trading bandwidth and telecommunications products among a wide range of market participants.

    On October 5, 2000, D. Jonathan Merriman, formally Managing Director and Head of the Equity Capital Markets Group at First Security Van Kasper, was named as our President and Chief Executive Officer. On October 20, 2000, Steven Town, co-Chief Executive Officer of Amerex, was elected to our Board of Directors. On November 27, 2000, Dean Barr, the Global Chief Investment Officer of Deutche Asset Management, was elected to our Board of Directors.

    On September 17, 2000, we announced that we had launched our new RateXchange Trading System, and the formalization of our strategic alliance with Amerex. The combination of the RateXchange Trading System with Amerex's brokering experience and market relationships is expected to help create a liquid bandwidth trading market. This electronic trading system should enable market participants of all sizes to participate in the rapidly evolving bandwidth market. The RateXchange Trading System is similar to trading platforms that have been successful in on-line natural gas and electricity commodity trading. The RateXchange Trading System enables bandwidth traders to pre-approve and manage counterparty credit. Trades executed over the RateXchange Trading System can be delivered using our delivery hubs, other pooling points or bilateral connections. Market participants are now able to trade a larger number of routes regardless of the presence of our delivery hubs. Trading on the RateXchange Trading System supports the master bandwidth purchase and sale agreement based on the bandwidth trading organization master agreement and also supports the trading of other standardized contracts.

    Amerex has successfully completed several bandwidth trades since May 2000 and is currently quoting over 60 city-pair bandwidth markets using the Bandwidth Trading Organization master agreement. Amerex is a leading energy and power broker. Under our agreement with Amerex, Amerex brokers will execute trades for the sales or purchase of telecommunications capacity, Internet protocol products and/or other telecommunications-related products over our RateXchange trading system and we will share in the revenues generated by the RateXchange trading system. In connection with this agreement, we issued to Amerex five warrants for an aggregate of 2,300,000 shares of our common stock. One warrant for 300,000 shares with an exercise price of $4.47 per share, is currently exercisable by Amerex. The remaining four warrants, each for 500,000 shares and with exercise prices of $4.47 per share, $4.70 per share, $4.92 per share and $5.37 per share, will become exercisable upon the earlier of September 17, 2005 or Amerex executing a minimum of $1,000,000, $1,000,000, $3,000,000 and $5,000,000, of
value of transactions over the RateXchange Trading System.

    On September 15, 2000, RateXchange announced that our RateXlabs division had established a bandwidth trading consulting practice. Two Fortune 100 companies have engaged RateXlabs to provide the expertise needed to develop a competitive advantage in the emerging bandwidth trading industry. RateXlabs provides independent economic research and risk management consulting regarding bandwidth trading.

    On August 23, 2000, we completed a Trans-Pacific bandwidth trade. The trade of capacity between Hong Kong and Los Angeles is the first Trans-Pacific trade completed by us.

    On August 16, 2000, RateXchange and Amerex announced the signing of a letter of intent to form a strategic alliance to accelerate the trading of bandwidth products. The partnership will promote the use of our neutral RateXchange trading system as a vehicle for building liquidity in bandwidth trading.

    On August 7, 2000, we completed the beta trial of the RateXchange trading system, a new market service for bandwidth trading designed with the assistance of several of our customers.

    On July 31, 2000, we announced we would expand the deployment of our neutral delivery hubs under an agreement with TeleCity UK Limited, a leading European carrier-independent Internet infrastructure service provider.

    On July 24, 2000, we announced that six of the 12 delivery hubs we expect to deploy this year are fully operational for immediate delivery of one-month spot and one-year forward contracts on 15 different city-pair routes. As of September 30, 2000, eight delivery hubs were fully operational.

    On July 17, 2000, we announced that we had appointed a telecommunications industry consultant, Gordon (Don) Hutchins, Jr., to our board of directors.

    On July 10, 2000, we announced we had received an American Stock Exchange listing. Our common stock commenced trading on the AMEX under the new symbol RTX on July 10, 2000.

    Since March 2000, we have focused on the business of creating an electronic marketplace for telecommunication products. In March 2000 we closed a $32.8 million private placement, netting $30.1 million after expenses. These funds should be sufficient to cover our operations and working capital requirements for the next twelve months. On May 5, 2000, we changed our name to RateXchange Corporation to more accurately reflect our new business focus.

    On July 6, 1999, we acquired 100% of the outstanding stock of Rate Exchange, Inc., a Colorado corporation, through a merger of Rate Exchange, Inc. into RateXchange I, Inc., our wholly owned Delaware subsidiary. The Delaware subsidiary was the surviving entity. We paid 574,998 shares of common stock and $450,000 in a note that was due one year from the date of closing. This note is now fully paid.

    In 1999, we changed our name to NetAmerica.com Corporation. Shortly thereafter, we incorporated Telenisus Corporation, a Delaware corporation, as one of our wholly owned subsidiaries. Telenisus is a development stage company that is seeking to become a single source provider of secure and reliable Internet-based business-to-business services to corporate customers, carriers, Internet service providers and marketers of telecommunications services. Through acquisitions and internal business development, Telenisus seeks to develop a full suite of Internet and data network management tools that will enable customers to increase productivity, to reduce costs and to access a wide range of Internet, e-commerce, security and communication applications from a one-stop network service delivery provider.

    In November 1999, Telenisus announced the closing of its first independent private placement financing. The common stock issued in this financing, together with stock issued in a Telenisus-subsidiary acquisition, reduced our percentage ownership interest in Telenisus to less than 10%. Telenisus used the proceeds of the financing to expand its management team and to accelerate development of its four service families: virtual private networks, managed firewall/security services, Web site and application hosting and e-commerce. Telenisus is focused on delivering its business Internet solutions to large and mid-sized corporate customers. Because of subsequent financings, our ownership in Telenisus is currently below 5%. Our investment is carried at cost on the balance sheet.

    In September 1998, in connection with our strategy to acquire and consolidate Internet service providers, we also entered into an agreement with NetAmerica, Inc., a Washington corporation, under which we agreed to purchase the outstanding stock of Net America, Inc. Net America, Inc. subsequently agreed to be renamed A1 Internet, Inc. and agreed to assign and transfer to us all of its right, title and interest in the name "Net America." We determined in March 1999 that it was not in our best interest to complete the purchase of A1
Internet's stock after A1 Internet acknowledged that some representations made to us were inaccurate. Consequently, on March 16, 1999, we entered into an agreement with A1 Internet to abandon the stock purchase.

    On September 30, 1998, we acquired PolarCap, Inc. As a result of this acquisition, PolarCap became our wholly owned subsidiary. PolarCap is a California corporation that was organized in April 1997 for the purpose of investing in and developing rights to a variety of software technologies related to multimedia, development tools and applications technologies.

    We were originally incorporated as Venture World, Ltd. on May 6, 1987, under the laws of the State of Delaware, for the purpose of developing or acquiring general business opportunities. We had no material operations from 1992 to 1998.

Research and Development

    We conduct on-going research in the areas of commoditization of telecommunications bandwidth in evolving pricing models for bandwidth and other telecommunications products and services, and we are developing future products and services based on this research. During 2000, we estimate that we have spent approximately $400,000 to commission proprietary university-based and private sector research in these areas. During 1999, we estimate that we spent approximately $100,000 to commission proprietary university-based and private sector research in these areas. Before 1999, we did not have any significant expenditures for research and development.

Employees

    As of December 28, 2000, our subsidiaries and we employed approximately 37 people. We believe our relations with our employees are good. Our employees are not subject to any collective bargaining agreements.

                                   PROPERTIES

    Our principal facility is located at 185 Berry Street, Suite 3515, San Francisco, California. We hold a lease on this facility. We believe that this property is suitable for our immediate needs. However, we may expand our facilities or relocate in the future.

                                LEGAL PROCEEDINGS

    On February 3, 2000, we filed a lawsuit against Wavve Telecommunications, Inc. in the San Francisco County Superior Court (Case No. 309608). Other defendants named in the lawsuit include Robert W. Ingraham, Gran Columbia Resources, Inc. (aka Wavve Telecommunications, Inc.) and Does One through Fifty. In July 2000 the case was transferred to Sacramento County Superior Court. The lawsuit involves claims for breach of contract, promissory estoppel, fraud and deceit, intentional interference with a contract and prospective economic advantage, and unfair and unlawful business practices. We are seeking in excess of $1 million in compensatory damages, exemplary damages, interest and attorneys' fees. The parties have completed the pleading stages and are currently engaged in discovery. No trial date has been set.

    On February 24, 2000, Concentric Network Corporation filed a lawsuit against NetAmerica, Inc., aka A1 Internet, Inc., and us in the Superior Court of California for the County of Santa Clara (CV 784335). The lawsuit involves claims for breach of contract and common counts based on A1 Internet's nonperformance in a services agreement between A1 Internet and Concentric. Concentric is asking for compensatory damages of at least $167,794, restitution, costs and attorneys' fees. The matter is currently pending in the Superior Court and will soon proceed to arbitration. No arbitration date has been set.

    From time to time, we are a party to various legal proceedings incidental to our business. Other than the proceedings mentioned above, none of these proceedings is material to the conduct of our business, operations or financial condition.

          MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

    Our common stock trades on the American Stock Exchange under the symbol "RTX." The closing price of our common stock on December 28, 2000 was $1.75 per share. Before July 10, 2000, our stock traded on the OTC Bulletin Board. The following table sets forth the range of the high and low sales prices per share of our common stock for the fiscal quarters indicated, as reported by the American Stock Exchange or OTC, as applicable. Before December 18, 1998, there was no public trading market for our common stock.

                                                       High              Low
                                                    ---------        ----------
 2000
 Fourth Quarter                                     $   4 1/8        $    1 1/4
 (through December 28, 2000)
 Third Quarter                                          6 3/8                 3
 Second Quarter                                        22 1/8            5 3/16
 First Quarter                                         43 1/4             5 5/8

 1999
 Fourth Quarter                                     $   8 7/8        $    3 3/4
 Third Quarter                                          6 3/4             4 3/8
 Second Quarter                                         7 1/4             5 1/2
 First Quarter                                          6 7/8             4 1/2

 1998
 Fourth Quarter                                     $   5 3/8        $    4 1/2
 Third Quarter                                           N/A               N/A
 Second Quarter                                          N/A               N/A
 First Quarter                                           N/A               N/A

Approximate Number of Equity Security Holders

    On December 28, 2000, there were 315 stockholders of record of our common stock. Because brokers and other institutions on behalf of stockholders hold many of such shares, we are unable to estimate the total number of stockholders represented by these record holders.

Dividends

    We have never paid dividends on our common stock. We intend for the foreseeable future to continue the policy of retaining our earnings to finance the development and growth of our business.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected consolidated financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                   STATEMENTS OF OPERATIONS DATA
                                   Nine Months
                                      Ended                                 Year Ended December 31,
                                    Sept. 30,     --------------------------------------------------------------------------------
                                      2000            1999            1998              1997              1996           1995
                                 -------------    ------------   -------------     -------------     -------------    ------------
                                  (unaudited)    (As restated)  (As restated)
Revenue                          $     57,255     $         --     $        --        $     --          $     --       $     --

Net Loss                         $(37,279,048)    $ (9,298,789)    $(3,144,522)       $   (200)         $ (1,961)      $ (2,561)

Basic and Diluted
loss per share                   $      (2.28)    $      (0.72)    $     (1.92)       $     --          $     --       $     --

Weighted average
number of common
stock:                             16,334,695       12,863,020       1,636,919          200,000          200,000        200,000

                                                        BALANCE SHEET DATA
                                     As of                                   As of December 31,
                                   Sept. 30,      --------------------------------------------------------------------------------
                                     2000             1999            1998             1997            1996              1995
                                 -----------      -----------     ------------     ------------    ------------      -------------
                                  (unaudited)    (As restated)  (As restated)
Total assets                      $20,503,277     $ 3,043,885       $ 830,154         $   --          $    --          $   211

Long-term debt, less              $        --     $        --       $      --         $   --          $    --          $    --
  current portion
Stockholders' equity              $18,391,869     $   318,829       $ 700,654         $ (200)         $(1,300)         $(5,689)

                                                SUPPLEMENTARY FINANCIAL INFORMATION
                                For the          For the           For the          For the           For the           For the
                             quarter ended    quarter ended     quarter ended    quarter ended     quarter ended     quarter ended
                             September 30,      June 30,          March 31,      December 31,      September 30,       June 30,
                                 2000             2000              2000             1999              1999              1999
                            -------------    -------------     --------------   --------------    --------------    --------------
                                                                                (As restated)     (As restated)     (As restated)
                                                                          (unaudited)
Revenue                      $     52,755     $      5,000      $          --      $      --         $      --          $    --

Net Loss                     $(17,857,390)    $ (8,346,587)      $(11,075,071)     $(4,186,311)      $(1,237,025)      $(1,391,109)

Per Share Net Loss
     Basic                   $      (1.03)    $      (0.49)     $       (0.75)     $     (0.28)      $     (0.10)      $     (0.12)
     Diluted                 $      (1.03)    $      (0.49)     $       (0.75)     $     (0.28)      $     (0.10)      $     (0.12)


                               For the             For the quarter    For the quarter      For the quarter          For the
                            quarter ended               ended              ended                ended            quarter ended
                              March 31,             December 31,       September 30,          June 30,             March 31,
                                1999                    1998               1998                 1998                 1998
                           -------------          ----------------   ----------------     ----------------       -------------
                           (As restated)            (As restated)
                                                                        (unaudited)

Revenue                     $         --             $        --         $     --              $    --             $     --

Net Loss                    $ (2,599,966)            $(3,136,385)        $ (8,137)             $    --             $     --


Per Share Net Loss
     Basic                  $      (0.27)            $     (1.92)        $     --              $    --             $     --
     Diluted                $      (0.27)            $     (1.92)        $     --              $    --             $     --


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with our consolidated
financial   statements  and  the  related  notes  included   elsewhere  in  this
prospectus.
                                       Nine Months Ended September 30,                   Year Ended December 31,
                                       -------------------------------     --------------------------------------------------
                                           2000               1999               1999             1998                1997
                                       -----------       ---------------    ---------------  ---------------       ----------
                                       (unaudited)        (As restated)     (As restated)     (As restated)
                                      $     57,255                 --                 --               --                --

    Revenue
    Expenses
    (including
    selling, general
    and administrative)               $ 34,235,283         $ 5,312,169        $ 9,431,212      $ 3,135,963           $  200
                                      ------------         -----------        -----------      -----------           ------
    Net loss                          $(37,279,048)        $(5,228,100)       $(9,298,789)     $(3,144,522)          $ (200)
                                      ============         ===========        ===========      ===========           ======

Results of Operations

Nine Months Ended September 30, 2000 Compared to the Nine Months Ended September 30, 1999

Revenue

    We generated revenue of $57,255 during the first nine months of 2000 from consulting, trading commissions and banner ads. We did not generate any revenue in the comparable period of 1999.

Expenses

    Our total expenses were $34,235,283 in the first nine months of 2000 compared to $5,312,169 in the comparable period of 1999. The increase was primarily due to non-cash expenses associated with option grants and warrants. The major components of our expenses for the first nine months of 2000 were:

    Non-cash Expenses

    o $9,128,000 in expenses associated with below market stock option grants to employees;

    o $7,368,000 associated with the warrants issued or to be issued in conjunction with the strategic alliance established with Amerex; and

    o    $3,561,000 for options granted to service providers;

    Cash Expenses

    o    $3,880,000 in payroll costs;

    o    $2,584,000 in outside services;

    o    $1,140,000 in marketing costs; and

    o    $2,454,000 in delivery equipment costs.

Interest Income

    Interest income for the first nine months of 2000 was $604,561 compared to $94,590 for the same period in 1999. The increase in interest income is due to interest earned on the net proceeds from our March 2000 private placement.

Interest and other expense

    Interest and other expenses include non-cash charges related to:

    o $1,723,000 in stock and warrants to buy stock in settlement of a dispute; and

    o    $1,801,775  fair  value  adjustment   classified  as  interest  expense
         associated with conversion of our bridge notes into stock and warrants.

Net Loss

    During the first nine months of 2000, we incurred a net loss of $37,279,048 compared to a net loss of $5,228,100 during the same period in 1999. The major components of the net loss comprised non cash expenses for stock options and warrants to purchase company stock of $23,582,015 for the first nine months of 2000 and expenditures associated with developing the business of $13,697,033 for the first nine months of 2000. Because we are developing a unique electronic trading system, we anticipate that we will continue to incur operating losses and cash flow deficiencies for the foreseeable future.

Year Ended December 31, 1999 Compared with Year Ended December 31, 1998

Revenue

    We did not generate any operating revenues in 1999.

Expenses

    Our total expenses for 1999 increased substantially compared to 1998 because we did not begin operations until September 30, 1998. As a result, during 1998 we incurred expenses for three months of that year compared to a full year of expenses for 1999. Incurred expenses relate to finding and funding a development stage enterprise. We investigated many potential acquisition targets and succeeded in creating one entity, Telenisus Corporation, and acquiring another entity, RateXchange I, Inc.

    We  funded   Telenisus   Corporation   only  to  the   extent  of   original
capitalization of $75,000. Any further funding of Telenisus was completed on its own and did not affect our operations.

    RateXchange I, Inc. is now our only operating subsidiary and it relies on our financing activities for its operations.

    Total expenses for 1999 were $9,431,212, of which the principal components were:

    o $3,158,415 of common stock, warrants or op]tions to purchase our common stock issued in exchange for various services;

    o $2,034,893 for legal, accounting, consulting and other operational expenses related to business development;

    o $1,507,408 expensed in the purchase of the outstanding common stock of RateXchange;

    o    $1,325,106 for payroll and payroll taxes;

    o    $501,839 for office and other administrative expenses;

    o    $413,681 due to write-off of advances to A1 Internet, Inc.; and

    o    $342,762 for travel.

    Total expenses for 1998 related to operations since September 30, 1998 and included our activity and that of our subsidiary PolarCap Inc. See "Year Ended December 31, 1998 Compared to Year Ended December 31, 1997" below.

Interest Income

    The only income we generated during 1999 and 1998 was interest income on our subscription receivables. Interest income for 1999 was $151,496 compared to $2,214 for 1998. The increase in interest income is attributable to the amount of subscription receivables carried during 1999 compared to 1998. Most of the receivables have been collected and interest income from this source will be substantially less in future periods.

Net Loss

    Net loss totaled $9,298,789 for 1999 compared to $3,144,522 for 1998, reflecting the greater expenses in 1999 compared to 1998.

Year Ended December 31, 1998 Compared with Year Ended December 31, 1997

Revenue

    We did not generate any operating revenues in 1998.

Expenses

    Total expenses for 1998 were $3,135,963, of which the principal components were:

    o $2,020,376 of common stock or warrants to purchase common stock of the Company issued in exchange for various services;

    o    $885,000 due to write off of advances to A1 Internet, Inc.; and

    o $89,710 expensed in the purchase of the outstanding common stock of PolarCap, Inc.

    Total expenses for 1997 were $200 for miscellaneous expenses.

Interest Income

    The only income we recorded in 1998 was interest of $2,214 on subscriptions receivable. There was no interest income for 1997.

Net Loss

    Net loss totaled $3,144,522 in 1998 compared to $200 for 1997, reflecting the greater expenses in 1998 compared to 1997.

Liquidity and Capital Resources

    We have financed our operations to date primarily through the sale of equity securities. We have been unprofitable since inception and we have incurred net losses in each year.

    We had working capital of $17,378,239 at September 30, 2000 compared to negative working capital of $48,367 on December 31, 1999. At December 31, 1999, we had common stock subscription receivables in the amount of $1,590,319, which were paid off in the first quarter of 2000. In March 2000 we closed a $32.8 million private placement, netting $30.1 million after expenses. These funds should be sufficient to cover our operations and working capital requirements for the next twelve months. Nevertheless, we may be forced to seek additional financing sooner than expected.

    Our operating activities used $13,821,658 during the first nine months of 2000 due primarily to our:

    o    Increased marketing and development;

    o    Expansion of our executive management team;

    o    Increased professional services and consulting costs;

    o    Development of our trading platform;

    o    Deployment of our delivery hubs; o Software licenses; and

    o    Office expansion.

    Our operating activities used $2,966,768 during the year ended December 31, 1999 due primarily to:

    o    Increased business development activities;

    o    Expansion of our executive management team;

    o    Acquisitions and integration of acquisitions;

    o    Identification and analysis of prospective acquisition candidates; and

    o    Legal, accounting and professional expenses.

    Our investing activities used $14,717,462 during the first nine months of 2000, due primarily to investing the proceeds from our March 2000 private placement.

    Financing activities generated $32,926,569 during the first nine months of 2000. Financing activities during the nine months ended September 30, 2000 consisted primarily of proceeds from sales of our common stock. Between February and March 2000, we sold to accredited investors a total of 2,733,329 shares of our restricted common shares at a subscription price of $12.00 per share plus warrants to purchase 1,366,673 shares of our common stock at an exercise price of $14.40 per share. After deducting the expenses related to the offering, we received $30,135,000. The proceeds of the sales of common stock were used in part to accelerate deployment of our delivery hubs, expand our online marketplace for telecommunications products and enhance our geographic reach and product line.

    Financing activities generated $3,991,991 during the year ended December 31, 1999, consisting primarily of proceeds from sales of common stock. The proceeds of the sales of common stock were and will be used for acquisitions, business development, equipment purchases and for general working capital. The various sales of common stock are as follows:

    o Between November 1998 and March 1999, we sold a total of 1,864,688 shares of our restricted common shares to accredited investors. The shares were sold at an effective subscription price of $1.07 per share. After deducting the expenses related to the private placement, we received $1,745,000 in cash, of which approximately $1,631,188 was advanced to A1 Internet as working capital and for debt repayment.

    o In January 1999, we sold 916,574 shares of common stock to certain related parties at a price of $.10 per share in exchange for notes receivable. The board has placed restrictions on this stock so that the stock cannot be sold, traded, assigned, transferred or pledged until the company reaches $10,000,000 in gross revenues on a one year time period. In March 1999, we sold 3,112,500 additional common shares as part of the above private placement offering at an effective price per share of $1.07 for notes. As of December 31, 1999, we collected a total of approximately $1,924,126 from note repayments from both the January and March private placements.

    o In the second quarter of 1999, we sold 515,188 shares of stock for $1.60 per share in a second private placement and received net proceeds of $628,272.

    In March 2000, we executed a Master Lease Line Commitment Agreement, which has a minimum term of either 36 or 48 months depending upon the type of equipment we lease. Pursuant to this agreement, we are entitled to lease equipment that has a cost or sale price, which, in the aggregate, does not exceed $10,000,000. Our periodic lease payments are determined by multiplying the cost or sale price of the equipment leased by a lease rate factor of either
 .03277 or .02633, depending upon the type of equipment. We are also responsible for all taxes, shipping, transportation, installation, services and other expenses related to the equipment we lease pursuant to the agreement.

    We are executing an overall business plan that may require additional capital for, among other uses:

    o    Development of additional products and services;

    o    Expansion into new domestic and international markets; and

    o    Potential acquisitions.

    Furthermore, our funding of working capital and current and future operating losses will require additional capital investment. We do not currently possess a bank source of financing and we have had nominal revenues.

    Our business and operations have not been materially affected by inflation during the periods for which financial information is presented.


Recent Accounting Pronouncements

    New Accounting Standard: In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative contracts and for hedging activities. FAS No. 133, as extended by FAS No. 137, is effective for fiscal years beginning after June 15, 2000 and is currently not applicable to us because we do not enter into hedging or derivative transactions.

    Outlook

    We are a development stage company in an early stage of development and we are subject to all the risks inherent in the establishment of a new business enterprise. To address these risks, we must:

    o Establish market acceptance for our electronic trading system and other products and services;

    o    Continue to retain, attract and motivate qualified personnel;

    o Effectively manage our capital to support the expenses of developing and marketing new products and services;

    o    Implement and successfully execute our business and marketing strategy;

    o Respond to competitive developments and market conditions in the global telecommunications industry; and

    o    Continue to develop and upgrade the RateXchange trading system.

Forward-Looking Statements

    This section, and other sections of this prospectus, include certain "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, among others, those statements preceded by, following or including the words "believe," "expect," "intend," "anticipate" or similar expressions. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Our actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include:

    o Changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the market;

    o    Our ability to raise sufficient capital to meet operating requirements;

    o    Various   competitive  factors  that  may  prevent  us  from  competing successfully in the marketplace;

    o Changes in external competitive market factors which might impact trends in our results of operations; and

    o    Other risks described under "Risk Factors."

    In light of these risks and uncertainties, there can be no assurance that the events contemplated by the forward-looking statements contained in this prospectus will in fact occur.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Our exposure to market risks for changes in interest rates relate primarily to investments in debt securities issued by U.S. government agencies and corporate debt securities. We place our investments with high credit quality issuers and, by policy, limit the amount of the credit exposure to any one issuer.

    Our general policy is to limit the risk of principal loss and ensure the safety of invested funds by limiting market and credit risk. All highly liquid investments with less than three months to maturity are considered to be cash equivalents. Investments with maturities between three and twelve months are considered to be short-term investments. Investments with maturities in excess of twelve months are considered to be long-term investments. We do not expect any material loss with respect to our investment portfolio.

                                   MANAGEMENT

    The following sets forth certain information regarding our directors and executive officers as of December 28, 2000.

        Name              Age                               Position
--------------------     ---------       ---------------------------------------
D. Jonathan Merriman      40             President and Chief Executive Officer

Donald H. Sledge          60             Chairman of the Board of Directors

Dean S. Barr              40             Director

Gordon Hutchins, Jr.      51             Director

Ronald E. Spears          51             Director

Steven W. Town            40             Director

Christopher J. Vizas      50             Director

Philip Rice               43             Executive   Vice President


    D. Jonathan Merriman, 40, has served as our Chief Executive Officer and President since October 2000. He has served as a Director since February 2000. In June 1998, Mr. Merriman became Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. He is currently on the Boards of Directors of Leading Brands, Inc., Fiberstars, Inc., SSE Telecom, Inc. and the Internet Venture Fund, LLC. From June 1997, Mr. Merriman served as Managing Director and head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm's Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader/analyst. He has completed coursework at New York University's Graduate School of Business. Mr. Merriman received his Batchelor of Arts in Psychology from Dartmouth College.


    Donald H. Sledge, 60, serves as our Chairman of the Board. Mr. Sledge previously served as Chairman and Chief Executive Officer from February 2000 until October 2000. He has been a director since September 1999 and from September 1999 until February of 2000 he served as President, Chief Executive Officer and Chairman of our subsidiary RateXchange I. Mr. Sledge is currently a general partner in Fremont Communications, a venture capital fund, based in San Francisco. From 1996 to September 1999, Mr. Sledge was president and Chief Executive Officer of TeleHub Communications Corporation, a next generation ATM-based telecommunications company. From 1994 to 1995, Mr. Sledge served as President and Chief Operating Officer of WCT, a $160-million long distance telephone company that was one of Fortune Magazine's 25 fastest growing public companies before it was acquired by Frontier Corporation. From 1993 to 1994, Mr. Sledge was head of operations for New T&T, a Hong Kong-based start-up.He was Chairman and Chief Executive Officer of New Zealand Telecom International from 1991 to 1993 and a member of the executive board of TCNZ, where he led privatization and public offerings and served as managing director of New Zealand's largest operating telephone company, Telecom Auckland Ltd. One of the subsidiaries of Telehub Communications, Telehub Network Services Corporation, filed for bankruptcy several months after Mr. Sledge resigned from Telehub. Mr. Sledge also served as president and Chief Executive Officer of Pacific Telesis International. Since November 1997, Mr. Sledge also has served on the Board of Directors of eGlobe, Inc., a voice-based applications services provider. Mr. Sledge holds a Masters of Business Administration and Batchelor of Arts degree in industrial management from Texas Technological University.

    Dean S. Barr, 40, has served as one of our directors since November 2000. Mr. Barr is currently the Global Chief Investment Officer of Deutsche Asset Management, a position he has held since 1999. In this role, Mr. Barr is responsible for $600 billion in investment assets worldwide for Deutsche Bank. Before joining Deutsche Bank, Mr. Barr served as Global Chief Investment Officer of Active Strategies and Global Director of Research at State Street Global Advisors where he was responsible for $120 billion in active investment assets. Mr. Barr co-founded and served from 1988 to 1997 as Chief Executive Officer of Advanced Investment Technology , a quantitative asset manager with $1 billion in assets under management, until State Street Global Advisors purchased Advanced Investment Technology. Mr. Barr began his career in 1984 at Goldman Sachs where he worked on early trading applications for computer program trading. Mr. Barr received his undergraduate degree from Cornell University and received his Masters in Business Administration from New York University.

    Gordon "Don" Hutchins, Jr., 51, has served as one of our directors since June 2000. Since January 1996, Mr. Hutchins has served as a director of Star Telecommunications, Inc., an international long distance carrier. Mr. Hutchins is president and Chief Executive Officer of GH Associates, Inc., a McLean, Virginia-based management consulting firm. The firm advises domestic and foreign telecommunications companies regarding competitive long distance, local access, and wireless services, with particular emphasis in the areas of strategic planning, marketing, finance, mergers and acquisitions and regulatory affairs. Before founding GH Associates in 1989, Mr. Hutchins served as President and Chief Executive Officer of Institutional Communications Company, a competitive local exchange carrier in

Washington, D.C., as senior vice president - sales and marketing of WilTel (now WorldCom), and as president and Chief Executive Officer of LDX NET, an intercity fiber optic network headquartered in St. Louis, Missouri. Mr. Hutchins is also a former board member of the Telecommunications Resellers Association and a founder of its predecessor organization, the Telecommunications Marketing Association. Mr. Hutchins received his Bachelor of Science degree in electrical engineering from the University of Massachusetts and his Masters of Business Administration from University of Dallas.

    Ronald E. Spears has served as one of our directors since March 2000. Throughout his 20-year career, he has managed telecommunications and professional service start-ups, as well as established long distance powerhouses. Since June 2000, Mr. Spears has led the formulation and implementation of corporate-wide development related to strategic planning, marketing and communications, business alliances as Vaultus', formerly MobileLogic, President and Chief Executive Officer. Mr. Spears joined Vaultus after serving as the President and Chief Executive Officer of CMGI Solutions, an enterprise focused Internet solutions provider from April 1999 to May 2000. Before joining CMGI Solutions, Mr. Spears served as president and COO of e.spire Communications, one of the nation's fastest growing integrated communications providers, from February 1998 to April 1999 where he managed day-to-day business operations and saw significant growth in revenue and market share. From June 1995 to January 1998 he was corporate vice president at Citizens Utilities, managing that company's independent telephone company operations in 13 states. He also served as President of MCI WorldCom, Inc.'s Midwest Division from 1984 to 1990. A pioneer of the competitive long distance industry, Mr. Spears began his career in telecommunications as a manager of AT&T Longlines in 1978, following eight years as an officer in the U.S. Army. He is a graduate of the United Military Academy at West Point and also holds a Master's Degree in Public Service from Western Kentucky University.

    Steven W. Town, 40, has served as one of our directors since October 2000. Mr. Town currently serves as Co-Chief Executive Officer of the Amerex Natural Gas, Amerex Power and Amerex Bandwidth, Ltd. Mr. Town began his commodities career in 1987 in the retail futures industry prior to joining the Amerex Group of Companies. He began the Amerex futures and forwards brokerage group in natural gas in 1990, in Washington D.C., and moved this unit of Amerex to Houston in 1992. During Mr. Town's tenure as Co-Chief Executive Officer, the Amerex companies have become the leading brokerage organizations in their respective industries. Amerex currently provides energy, power and bandwidth brokerage services to many of the energy companies. Mr. Town is a graduate of Oklahoma State University.

    Christopher Vizas, 50, has served as one of our directors since February 2000. He is the Chairman and Chief Executive Officer of eGlobe, Inc. Mr. Vizas was elected Chairman of eGlobe's Board of Directors in November 1997. Mr. Vizas served as eGlobe's acting Chief Executive Officer from November 1997 to December 1997, when he became eGlobe's Chief Executive Officer. Before joining eGlobe, Mr. Vizas was a co-founder of, and since Ocober 1995, served as Chief Executive Officer of Quo Vadis International, an investment and financial advisory firm. Before forming Quo Vadis International, he was Chief Executive Officer of Millennium Capital Development, a merchant banking firm, and of its predecessor Kouri Telecommunication & Technology from 1994 to 1995. Before joining Kouri Mr. Vizas shared in the founding and development of a series of technology companies, including Orion Network Sstems, Inc. of which he was a founder and a principal executive. From April 1987 to 1992, Mr. Vizas served as Vice Chairman of Orion, an international satellite communications company, and served as a Director from 1982 until 1992. Before pursuing his business interests, Mr. Vizas held various positions in the United States Government, serving in the White
House Office of Telecommunications Policy, as Special Counsel to the U.S. Privacy Commission and on the staff of the U.S. House of Representatives. Mr. Vizas is a graduate of Yale University.

OTHER EXECUTIVE OFFICER (S)


    Philip Rice, 43, has served as our Executive Vice President since March 2000. From March 2000 until December 2000 he was our Chief Financial Officer. From 1998 to 1999, Mr. Rice was Vice President and Treasurer for Transamerica Corporation, a diversified financial services company. Before joining Transamerica, Mr. Rice headed an investment firm he founded in San Francisco. Mr. Rice has also held senior financial management positions with several firms, including SBC Warburg, Goldman Sachs and AIG Financial Products Corp. Mr. Rice received his Batchelor of Arts degree from Williams College, where he was elected to Phi Beta Kappa. He also holds an Masters of Business Administration from the University of California, Berkeley.

OTHER KEY EMPLOYEES


    Nick Cioll, 42, is our Senior Vice President of Trading Operations. We hired Mr. Cioll in 1999. Mr. Cioll brings to us a broad range of experience, including business-to-business E-commerce, and trading and commodities expertise from the electricity, energy, chemicals and metals industries. He was the Chief Financial Officer of an affiliate of Freeport McMoRan from 1993 to 1995. From 1998 to 1999, Mr. Cioll was the Vice President of Marketing and Business Development for Automated Power Exchange, a leading business-to-business exchange in electricity. From 1988 to 1990, Mr. Cioll was the commodities manager at Kaiser Aluminum. Mr. Cioll has a Batchelor of Science degree in economics, a Masters in Business Administration and a Master of Science degree in finance equivalency, and is a licensed certified public accountant.

    Terry Ginn, 55, is our Senior Vice President of Software Engineering. Since 1999, Mr. Ginn has led the Software Engineering and Development department, developing the architecture and the platform on which the electronic trading system will operate. As the Director of SRI International from 1993 to 1999, Mr. Ginn was responsible for planning, marketing, program management, operations and personnel management. While working at Hughes Aircraft Company from 1990 to 1993, Mr. Ginn directed the research and developement department. From 1977 to 1990 Mr. Ginn performed initial systems requirements analysis and design using object-oriented techniques, and he developed software processes and procedures at Lockheed Sanders. Mr. Ginn holds a Batchelor of Science and Master of Science degree in mathematics from the University of Kentucky.


    Stephen E. Kanaval, 43, has served as our Senior Vice President of Derivatives since 2000. Before joining us, Mr. Kanaval served as Senior Vice President of Equity Capital Markets Group at First Security Van Kasper from 1999 to 2000. In this capacity, he oversaw the Listed and OTC trading departments, and was responsible for capital commitment for the firm. He was on the merger committee for the Wells Fargo merger, and directed the expansion of the trading floor. Mr. Kanaval previously was director of Market Neutral trading for Husic Capital from 1997 to 1998 where he worked on a team managing $300 million in assets within the firm. Before Husic, Mr. Kanaval was Founder, President and Chief Executive Officer of Chicago Arbitrage Group from 1988 to 1998, a derivatives trading firm in Chicago specializing in developing trading strategy and execution for institutions and high net worth clients. He was on the original Futures Task Force at Morgan Stanley from 1984 to 1987 and was floor manager for Index Arbitrage Trading for Morgan Stanley at the Chicago Mercantile Exchange. He also was a market maker at the Chicago Mercantile Exchange on and off for two decades. Mr. Kanaval attended Franklin University School of Business in Columbus Ohio.


    Russell Matulich, 37, is our Senior Vice President of Sales Origination. We hired Mr. Matulich in 1999. As the vice president of global sales and marketing for WorldPort Communications from 1998 until 1999, Mr. Matulich managed a global sales force that targeted carriers, high-end corporate accounts and internet service providers, primarily in Europe. From 1997 to 1998 Mr. Matulich held the position of Vice President of Carrier Sales at Frontier Telecommunications. Mr. Matulich is a sales and marketing executive with over 15 years of experience in the development, implementation and management of innovative and highly successful sales and marketing programs for both start-up venture and
world-leading   telecommunications   corporations   competing  in  international
markets.

                             EXECUTIVE COMPENSATION

    The following table sets forth  information  regarding the compensation paid for  services  rendered  during the last  three  completed  fiscal  years to the individual  who served as our chief  executive  officer in 1999 and to our other executive  officers  whose total  salary and bonus for 1999  exceeded  $100,000.
Information is also presented for three current and former executive officers of our subsidiary,  RateXchange I, Inc., who we appointed executive officers of our company in February 2000.
                           SUMMARY COMPENSATION TABLE
                                                                                                  Long-Term Compensation
                                                                                                          Awards
                                                                 Annual Compensation              ----------------------
                                                      ---------------------------------------
                                                                                                   Securities Underlying
                Name and Principal Position              Year          Salary        Bonus                Options
                ---------------------------           ---------    -------------  -----------     ----------------------
          Gordon Reichard, Jr. (1)
                President and
                Chief Executive Officer                  1999      $0             $0                   0
                                                         1998      n/a            n/a                  n/a
                                                         1997      n/a            n/a                  n/a
          Douglas Cole (2)
                Chairman and Chief Executive Officer     1999      $126,000       $125,000             100,000
                                                         1998      n/a            n/a                  n/a
                                                         1997      n/a            n/a                  n/a
          Edward Mooney (3)
                Executive Vice President, Secretary
                and Treasurer                            1999      $90,000        $125,000             100,000
                                                         1998      n/a            n/a                  n/a
                                                         1997      n/a            n/a                  n/a
          Donald Sledge (4)
                Chairman and Chief Executive Officer     1999      $94,653        $75,000              100,000
                                                         1998      n/a            n/a                  n/a
                                                         1997      n/a            n/a                  n/a
          Ross Mayfield (5)
                President                                1999      $87,619        $0                   100,000
                                                         1998      n/a            n/a                  n/a
                                                         1997      n/a            n/a                  n/a
          Paul Wescott (6)
                Chief Operating Officer                  1999      $64,230        $0                   150,000
                                                         1998      n/a            n/a                  n/a
                                                         1997      n/a            n/a                  n/a

-------------

(1) Mr. Reichard was hired as an officer in April 1999 and resigned in September 1999.

(2) Mr. Cole was hired as an officer on April 1, 1999 and resigned in February 2000. Mr. Cole's annual salary was $168,000, plus a bonus, under his employment agreement. Mr. Cole's bonus of $125,000 accrued at year-end. However, the bonus was not paid to Mr. Cole until 2000.

(3) Mr. Mooney was hired as an officer on April 1, 1999 and resigned as Executive Vice President in February 2000 and as Secretary and Treasurer in March 2000. Mr. Mooney's annual salary was $120,000, plus a bonus, under his employment agreement. Mr. Mooney's bonus of $125,000 accrued at year-end. However, the bonus was not paid to Mr. Mooney until 2000.

(4) Mr. Sledge was hired on September 15, 1999 as one of our directors and as the Chairman and Chief Executive Officer of RateXchange I, Inc., one of our subsidiaries. Mr. Sledge was appointed our Chairman and Chief Executive Officer in February 2000 and currently serves as Chairman of our Board of Directors. Mr. Sledge's annual salary with our company was $300,000, plus a bonus, under his employment agreement. Mr. Sledge also received approximately $1,000 each month for car allowance and approximately $1,000 each month for payment of whole life insurance premiums.


                                       33

(5) Mr. Mayfield was hired as an executive officer of RateXchange I, Inc., one of our subsidiaries, in July 1999. While employed at RateXchange I, Mr. Mayfield served, at various times during 1999, as Vice President of Sales and Marketing, Chief Operating Officer and President. Mr. Mayfield's annual salary at RateXchange I during 1999 was $165,000, plus a bonus, under his employment agreement. We appointed Mr. Mayfield as our President in February 2000. Mr. Mayfield's employment with RateXchange and its subsidiaries was terminated effective August 15, 2000.

(6) Mr. Wescott was hired as an executive officer of RateXchange I, Inc., one of our subsidiaries, in September 1999. While employed at RateXchange I, Mr. Wescott served, at various times during 1999, as an Executive Vice President, Chief Operating Officer and Vice President of Business Development. Mr. Wescott's annual salary at RateXchange I during 1999 was $165,000, plus bonuses, under his employment agreement. We appointed Mr. Wescott our Chief Operating Officer in February 2000. Mr. Wescott's employment with RateXchange and its subsidiaries was terminated effective October 1, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information  regarding options granted during fiscal year 1999 to the named executive  officers.  No stock appreciation rights were granted in 1999.
                                                Individual Grants
                          ----------------------------------------------------------
                           Number of     Percent of                                         Potential Realizable Value at
                           Securities   Total Options                                    Assumed Annual Rates of Stock Price
                           Underlying    Granted to      Exercise or                        Appreciation for Option Term
                            Options      Employees in  Base Price Per   Expiration
          Name              Granted        1999          Share(1)          Date              5% ($)              10% ($)
    -------------------   ----------  --------------  --------------  --------------  ----------------------------------
    Gordon Reichard, Jr.    250,000         8.20%          $ 1.60          1/2004          $ 110,520           $ 244,204

    Douglas Cole            100,000         3.28%          $ 1.60          1/2004          $  44,205           $  97,682

    Edward Mooney           100,000         3.28%          $ 1.60          1/2004          $  44,205           $  97,682

    Donald Sledge           100,000         3.28%          $ 2.75         10/2004          $  75,977           $ 167,890

    Ross Mayfield            40,000         1.31%          $ 2.50          7/2004          $  27,628           $  61,051
                             60,000         1.97%          $ 2.75          7/2004          $  45,586           $ 100,734

    Paul Wescott            150,000         4.92%          $ 2.75          9/2004          $ 113,966           $ 251,835

---------------
(1) The exercise prices of the options included in this table reflect the board's bona fide estimation of market value of the shares on the various grant dates.

           FEBRUARY 2000 OPTION GRANTS TO THE NAMED EXECUTIVE OFFICERS

    On February 24, 2000, the following non-qualified, non-plan options were granted to our named executive officers. Each of the shares of common stock underlying the options granted has an exercise price of $7.00.

    o Douglas Cole was granted an option to purchase 100,000 shares of common stock for his services as a director. Mr. Cole's options are fully vested.

    o Edward Mooney was granted an option to purchase 100,000 shares of common stock for his services as a consultant. Fifty percent of Mr. Mooney's options vested immediately and the remainder will vest on February 24, 2001.

    o    Donald  Sledge was  granted an option to purchase  1,500,000  shares of common stock for his services as our Chairman and Chief Executive Officer. Five hundred thousand of Mr. Sledge's options vested immediately, 300,000 will vest on January 1, 2001 or upon the earlier our completion of a secondary public offering with an offering price of $15.00 or more and 300,000 will vest on January 1, 2002. Four hundred thousand of the options vested when our common stock traded for ten consecutive days above $20.00 in the spring of 2000.

    o Ross Mayfield was granted 300,000 options for his services as executive officer. Seventy-five thousand of Mr. Mayfield's options vested immediately, another 75,000 options vested on May 28, 2000 and the remainder of Mr. Mayfield's options will vest on February 15, 2001.

    o Paul Wescott was granted 250,000 options for his services as our Chief Operating Officer. Sixty-two thousand five hundred of Mr. Wescott's options vested immediately, an additional 62,500 options will vest on February 24, 2001 and beginning March 24, 2001 continuing through September 24, 2001, 1/36 of his remaining options will vest per month, with the remainder being cancelled.

          SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR END
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to each of the named executive officers  concerning the number of securities  underlying  unexercised options at the end of fiscal year 1999 and the 1999 fiscal year-end value of all unexercised  in-the-money  options  held by such  individuals.  No options  were exercised by any named executive officer in fiscal year 1999.
                                          Number of Securities
                                               Underlying                  Value of Unexercised
                                         Unexercised Options(#)         In-the-Money Options($)(1)
                                     -----------------------------    ----------------------------
          Name                         Exercisable  Unexercisable       Exercisable  Unexercisable
    ---------------                  -----------------------------    ----------------------------
    Gordon Reichard, Jr.                250,000             0           $1,100,000            0
    Douglas Cole                        100,000             0           $  440,000            0
    Edward Mooney                       100,000             0           $  440,000            0
    Donald Sledge                       100,000             0           $  325,000            0
    Ross Mayfield                             0       100,000                    0   $  335,000
    Paul Wescott                         37,500       112,500           $  121,875   $  365,625

------------------
(1) Market values of underlying securities at exercise or year-end minus the exercise price.

Compensation of Directors

    Our directors may receive stock option grants for service on our board of directors. Messrs. Cole and Mooney each received options to purchase 100,000 shares of our common stock in January 1999 at an exercise price of $1.60 per share for their services as board members. Douglas Glen, who resigned as a director  in March 2000,  received  options to  purchase  175,000  shares of our common stock in April 1999 at an exercise price of $1.60 per share for his service as a board member. For their services on the board, Mr. Sledge and John Dixon, who resigned as a director in February 2000, each received options to purchase 100,000 shares of our common stock in October 1999 at an exercise price of $2.75 per share. Our non-employee directors receive $500 for each board meeting attended in person and $100 for each board meeting attended telephonically, plus out-of-pocket expenses. There is no separate compensation for committee meeting attendance.

    EMPLOYMENT AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

    Effective April 1, 1999, we entered into employment agreements with each of Messrs. Cole and Mooney. Mr. Cole's employment agreement provided for an annual base salary of $168,000, an annual incentive bonus of up to 100% of Mr. Cole's base salary, option rights and other employee benefits. Under this agreement, Mr. Cole's employment could be terminated for cause or upon death, and all of our obligations to pay compensation and provide benefits would thereafter cease. Mr. Cole's employment also could be terminated without cause if we paid Mr. Cole's base salary for 180 days following termination.

    Mr. Mooney's employment agreement provided for an annual base salary of $120,000, an annual incentive bonus of up to 100% of Mr. Mooney's base salary, option rights and other employee benefits. Under this agreement, Mr. Mooney's employment could be terminated for cause or upon death, and all of our obligations to pay compensation and provide benefits would thereafter cease. Mr. Mooney's employment also could be terminated without cause if we paid Mr. Mooney's base salary for 180 days following termination.

    As part of our restructuring to focus on the business of RateXchange I, Inc., Mr. Cole agreed to resign his position as an executive officer, effective February 2000. Mr. Mooney resigned his positions as a director and an executive officer in February 2000. In March 2000, Mr. Mooney resigned as Secretary and Treasurer. Under severance agreements Messrs. Cole and Mooney executed with us, Mr. Cole and Mr. Mooney will receive six-months' severance pay.

    In February 2000, we appointed Donald Sledge our Chairman and Chief Executive Officer, Ross Mayfield our President and Paul Wescott our Chief
Operating Officer. Previously these individuals were officers of RateXchange I since the fourth quarter of 1999. In March 2000, we appointed Philip Rice our Executive Vice President and Chief Financial Officer. In connection with these appointments, we entered into separate employment agreements with Messrs. Sledge, Rice, Mayfield and Wescott.

    Mr. Sledge's employment agreement provided for him to serve as President and Chief Executive Officer of RateXchange I with an annual base salary of $300,000, an annual incentive bonus of up to 50% of base salary, a 10% interest in RateXchange I, Inc., an expense reimbursement and other employee benefits. Under this agreement, Mr. Sledge's employment may be terminated for cause or upon death or disability so long as we pay all compensation owed as of the date of termination. Mr. Sledge's employment may be terminated without cause if we pay him severance pay equal to one year's annual salary and a bonus payment of $150,000. In October 2000, Mr. Sledge resigned as Chief Executive Officer, but continues to serve as Chairman.

    Mr. Rice's employment agreement provides for an annual base salary of $200,000, an annual incentive bonus of up to 50% of his base salary, option rights and other employee benefits. Under this agreement, Mr. Rice's employment may be terminated for cause, or upon death or disability, and all of our obligations to pay compensation and provide benefits shall thereafter cease. Mr. Rice's employment may be terminated without cause if we pay to Mr. Rice his base salary for twelve months following termination, as well as a lump sum payment of $100,000, and provide Mr. Rice other specified benefits.

    Mr. Mayfield's employment agreement provided for an annual base salary of $165,000, an annual incentive bonus of up to 50% of Mr. Mayfield's base salary, option rights and other employee benefits. Under this agreement, Mr. Mayfield's employment could be terminated for cause or upon death or disability, and all of our obligations to pay compensation and provide benefits would thereafter cease. Mr. Mayfield's employment also could be terminated without cause if we paid Mr. Mayfield's base salary for twelve months following termination, as well as a lump sum payment of $100,000, and provided Mr. Mayfield other specified benefits.

    Mr. Wescott's employment agreement provided for an annual base salary of $200,000, an annual incentive bonus of up to 50% of his base salary, option rights and other employee benefits. Under this agreement, Mr. Wescott's employment could be terminated for cause, or upon death or disability, and all of our obligations to pay compensation and provide benefits would thereafter cease. Mr. Wescott's employment also could be terminated without cause if we paid to Mr. Wescott his base salary for twelve months following termination, as well as a lump sum payment of $100,000, and provided Mr. Wescott other specified benefits.

    Effective August 15, 2000, Mr. Mayfield's employment was terminated. Under a separation agreement entered into with Mr. Mayfield, he received or is entitled to receive:

    o    His annual salary through February 15, 2001;

    o Lump sum payments of $50,000 on August 18, 2000 and $82,250 on February 15, 2001;

    o Accelerated vesting of a total of 93,750 stock options previously granted to him, together with an extension for two years from August 15, 2000 within which to exercise the options; and

    o Full benefits for Mr. Mayfield and his family through February 15, 2001.

    Effective October 1, 2000, Mr. Wescott's employment was terminated. Under a separation agreement entered into with Mr. Wescott, he received or is entitled to receive:

    o    His annual salary through March 31, 2001;

    o Lump sum payments of $75,000 on October 2, 2000, $25,000 on January 2, 2001, $100,000 on April 1, 2001, and $50,000 on April 2, 2001; and

    o Accelerated vesting of a total of 173,956 stock options held by him, together with an extension for two years following October 1, 2000 within which to exercise 137,500 of the options and a 90-day exercise period beginning on October 1, 2001 to exercise 36,456 of the options.

    Effective October 5, 2000, Mr. Sledge was named our Chairman and Mr. Merriman was named our President and Chief Executive Officer. Effective on that date, Mr. Sledge's employment agreement was amended to reflect his change in status from President and Chief Executive Officer to Chairman. As Chairman, Mr. Sledge was employed on a part-time basis to render executive, policy and other management services to us of the type customarily performed by persons serving in such capacity. Under the amendment to his employment agreement, Mr. Sledge's annual salary was reduced to $120,000 per year and any entitlement to a guaranteed bonus for 2000 or for any future year was eliminated.

    In connection with Mr. Merriman's appointment as our new President and Chief Executive Officer, we entered into an employment agreement with Mr. Merriman. We subsequently amended that agreement, effective December 11, 2000. Mr. Merriman's amended employment agreement, which has a term of three years, provides for a decrease in his annual base salary from $300,000 to $100,000, subject to increase at our discretion. Mr. Merriman has the ability to earn an additional $200,000, should the Company secure additional financing. The amended agreement also includes a $200,000 bonus payable on January 2, 2001, expense reimbursement and other employee benefits. Under his employment agreement, Mr. Merriman has been awarded ten-year stock options, which will be incentive options to the extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended, to purchase a total of 2,000,000 shares of our common stock at an exercise price of $3.19 per share, as follows:


    o    Options to purchase 500,000 shares vesting on October 5, 2000;

    o Options to purchase 500,000 shares vesting on January 1, 2005, subject to acceleration of vesting upon the completion of a financing for $15 million and further subject, in either case, to continued employment on such date;

    o Options to purchase 250,000 shares vesting on October 5, 2001, subject to continued employment on that date;

    o Options to purchase 250,000 shares vesting on October 5, 2002, subject to continued employment on that date;

    o Options to purchase 250,000 shares vesting on January 1, 2007, subject to acceleration of vesting immediately following the first quarter of positive earnings before interest, taxes, depreciation and amortization after January 2001 and further subject, in either case, to continued employment on such date; and

    o Options to purchase 250,000 shares vesting on January 1, 2006, subject to acceleration of vesting immediately after the common stock has traded on AMEX at a price of $7.00 per share or more for 30 consecutive trading days, subject, in either case, to continued employment on such date.

    The vesting of the stock options will accelerate, and Mr. Merriman will additionally be entitled to receive a payment of $1.0 million from RateXchange, upon:

    o    A sale of all or substantially all of our assets;

    o A merger of our company with another entity where we are not the surviving entity or where our stockholders immediately prior to the merger own less than 50% of our voting stock following the merger; or

    o A change in the membership of the board of directors such that individuals who, as of October 5, 2000, constitute our board of directors cease for any reason to constitute at least a majority of the board of directors; provided that any individual becoming a director subsequent to October 5, 2000 whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though the individual were a member of the incumbent board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board of directors.

    Under Mr. Merriman's employment agreement, Mr. Merriman's employment may be terminated for cause or upon death or disability so long as we pay all compensation owed as of the date of termination. Mr. Merriman's employment agreement may be terminated by us without cause if we pay to Mr. Merriman his base salary for twelve months following termination, any bonus that had been earned but not paid at the time of termination and all other benefits and compensation he would have been entitled to receive under the agreement had his employment not been terminated. All stock options granted to him under his employment also would immediately vest. Mr. Merriman would be entitled to receive the same payments and acceleration of the vesting of his options if he were to terminate his employment for "good reason," as that term is defined in his employment agreement.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Before creating the compensation committee during 1999, members of our board of directors performed all functions currently delegated to the compensation committee. During 1999, the following directors served as compensation committee members: Douglas Cole, John Dixon and Douglas Glen. Currently, our compensation committee is composed of Jonathan Merriman, Ronald Spears and Gordon Hutchins, Jr. John Dixon, Douglas Glen and Douglas Cole resigned from the compensation committee in 2000 when they resigned from our board of directors.

    Douglas Cole

    In addition to his membership on our board of directors and as a member of the compensation committee, until February 2000, Mr. Cole was our President and Chief Executive Officer. Furthermore, in 1999, Mr. Cole served as chief executive officer of PolarCap, Inc., our wholly owned subsidiary and a director of RateXchange I, Inc., another subsidiary.

    Mr. Cole is acting chief executive officer and a director of Fulcrum International, Inc. Mr. Glen, one of our former compensation committee members, was also a director of Fulcrum and has served on its compensation committee or board equivalent.

    Mr. Cole was promisor on two notes held by us for the purchase of shares of our common stock in the principal amounts of $22,257.40 and $125,000 and dated January 2, 1999, and December 18, 1998, respectively. Interest on each note was
6.5 % APR, and, together with any unpaid principal on the notes, was due on January 2, 2001, and December 18, 2000, respectively. The greatest aggregate amount outstanding on the notes during 1999 was approximately $23,703 and $133,000, respectively, on December 31, 1999. In February 2000, Mr. Cole fully satisfied his obligations under the January 2, 1999 note; however, because Mr. Cole paid the entire principal amount owed under this note early at our request, we agreed to waive unpaid accrued interest in the approximate amount of $1,500. In March 2000, Mr. Cole paid the December 18, 1998 note in full, including all accrued interest.

    John Dixon

    During 1999, John Dixon was a member of our compensation committee; however, he has never been an officer or employee of RateXchange or its subsidiaries. Mr. Dixon resigned as a director in February 2000.

    Douglas Glen

    During 1999, Douglas Glen was a member of our compensation committee; however, he has never been an officer or employee of RateXchange or its subsidiaries. Mr. Glen is a director of Fulcrum International, Inc. and has served on that company's compensation committee or board equivalent. Mr. Cole, one of our former compensation committee members, is the acting chief executive officer and a director of Fulcrum. Mr. Glen resigned as one of our directors in March 2000.

    Edward Mooney

    Mr. Mooney, who participated in Board deliberations regarding executive officer compensation, also served as our Executive Vice President, Secretary and Treasurer during 1999. Mr. Mooney resigned as both Executive Vice President and director in February 2000 and resigned as Secretary and Treasurer in March 2000. In addition, during 1999 Mr. Mooney served as a director and as secretary of RateXchange I, Inc., and as a director of Telenisus Corporation, one of our former subsidiaries. Currently, he is a consultant to Maroon Bells Capital, LLC, a merchant banking firm that is a party to a consulting agreement with us.

    On December 15, 1998, we entered into an advisory agreement with Maroon Bells Capital Partners, Inc. for 18 months with an automatic 12-month renewal. In February 2000 we extended the term of this agreement until January 2001. Under the advisory agreement, Maroon Bells provides us with specified advisory and business development services in exchange for a monthly advisory fee. In addition, Maroon Bells will be paid a success fee upon the completion of certain merger and acquisition and business development activities on our behalf. The cost of the Maroon Bells consulting agreement to us during 1999 was $120,000 in advisory fees, $315,800 in success fees for financings and acquisitions and warrants to purchase 250,000 of our shares at $2.75 per share. We anticipate paying to Maroon Bells at least $120,000 in advisory fees and at least $150,000 in structuring and financing success fees during 2000.

    Mr. Mooney was promisor on a note held by us for the purchase of 400,000 shares of our common stock in the amount of $87,520 and dated December 18, 1998. The note was secured and accrued interest at a rate of 6.5% APR, with principal and interest due in two years on December 18, 2000. The largest aggregate amount owed by Mr. Mooney during 1999 was approximately $93,550 on December 31, 1999 and during 1998 was approximately $87,710 on December 31, 1998. In February 2000, Mr. Mooney paid the note in full, including all accrued interest.

    Donald Sledge

    As a board member, Mr. Sledge participated in board deliberations regarding executive officer compensation. Mr. Sledge was appointed our Chief Executive Officer in February 2000 and also served as Chief Executive Officer of RateXchange I, Inc. during 1999. Mr. Sledge's son is also an employee of RateXchange I, Inc., earning a base salary of approximately $70,000 annually.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of our common stock as of December 28, 2000,  by (a) each person who is known by us to own beneficially more than five percent of our outstanding  common stock, (b)
each of our  directors,  (c) each of the named  executive  officers  and (d) all directors and executive officers as a group.
Name of Beneficial Owner                                         Common Stock Beneficially Owned           Percentage (1)
------------------------                                         -------------------------------           --------------
Dean S. Barr (2)                                                            83,750                                 *

Douglas Cole (3)                                                           820,151                               4.50%

Gordon Hutchins, Jr. (4)                                                    66,667                                 *

Ross Mayfield (5)                                                          266,675                               1.46%

D. Jonathan Merriman (6)                                                   842,500                               4.53%

Edward Mooney (7)                                                          649,500                               3.56%

Gordon Reichard, Jr. (8)                                                   250,000                               1.37%

Philip Rice (9)                                                             34,514                                 *

Donald H. Sledge (10)                                                    1,005,000                               5.28%

Ronald E. Spears (11)                                                       50,000                                 *

Steven W. Town (12)                                                         50,000                                 *

Christopher Vizas (13)                                                      50,000                                 *

Paul Wescott (14)                                                          118,750                                 *

All directors and executive officers as a group (15)                     4,287,507                              20.54%

-------------

    * Less than one percent.


                                       40

(1) Applicable percentage ownership is based on 18,033,174 shares of common stock outstanding as of December28, 2000. Pursuant to the rules of the Securities and Exchange Commission, shares shown as "beneficially" owned include all shares of which the persons listed have the right to acquire beneficial ownership within 60 days of December28, 2000, including (a) shares subject to options, warrants or any other right exercisable within 60 days of December 28, 2000, even if these shares are not currently outstanding, (b) shares attainable through conversion of other securities, even if these shares are not currently outstanding, (c) shares that may be obtained under the power to revoke a trust, discretionary account or similar arrangement and (d) shares that may be obtained pursuant to the automatic termination of a trust, discretionary account or similar arrangement. This information is not necessarily indicative of beneficial ownership for any other purpose. Our directors and executive officers have sole voting and investment power over the shares of common stock held in their names, except as noted in the following footnotes.

(2) Includes 27,500 shares and 6,250 warrants (exercisable at $5.00) held by members of Mr. Barr's family. Includes 50,000 currently exercisable options to purchase common stock at $1.56.

(3) Includes 37,500 shares held by members of Mr. Cole's family. Includes currently exercisable options to purchase 100,000 shares of common stock at $1.60 per share, and 100,000 shares of common stock at $7.00 per share. Mr. Cole resigned as our Chief Executive Officer in February 2000 and as a director in June 2000.

(4) Includes Mr. Hutchins currently exercisable options to purchase 66,667 shares of common stock at $5.69 per share. Mr. Hutchins also holds options to purchase 33,333 shares of common stock that are not currently exercisable.

(5) Includes Mr. Mayfield's currently exercisable options to purchase 20,000 shares of common stock at $2.50 per share, 30,000 shares of common stock at $2.75 per share, and 200,000 shares of common stock at $7.00 per share. Mr. Mayfield also holds options to purchase 150,000 shares of common stock that are not currently exercisable.

(6) Includes Mr. Merriman's currently exercisable options to purchase 50,000 shares of common stock at $7.00 per share and 500,000 shares of common stock at $3.19 per share. Mr. Merriman also holds options to purchase 1,550,000 shares of common stock that are not currently exercisable.


(7) Includes Mr. Mooney's currently exercisable options to purchase 100,000 shares of common stock at $160 per share and 100,000 shares of common stock at $7.00 per share.


(8) Includes Mr. Reichard's currently exercisable options to purchase 250,000 shares of common stock at $1.60 per share.

(9) Includes Mr. Rice's currently exercisable warrant to purchase 4,167 shares of common stock at $14.40 per share. Mr. Rice also holds options to
      purchase   250,000   shares  of  common  stock  that  are  not   currently
      exercisable.

(10) Includes Mr. Sledge's currently exercisable options to purchase 100,000 shares of common stock at $2.75 per share and 900,000 shares of common stock at $7.00 per share. Mr. Sledge holds additional options to purchase 600,000 shares of common stock that are not currently exercisable.

(11) Includes Mr. Spears' currently exercisable options to purchase 50,000 shares of common stock at $7.00 per share. Mr. Spears also holds options to purchase 50,000 shares of common stock that are not currently exercisable.

(12) Includes Mr. Town's currently exercisable options to purchase 50,000 shares of common stock at $2.87 per share. Mr. Town also holds option to purchase 50,000 shares of common stock that are not currently exercisable.

(13) Includes Mr. Vizas' currently exercisable options to purchase 50,000 shares of common stock at $7.00 per share. Mr. Vizas also holds options to purchase 50,000 shares of common stock that are not currently exercisable.

(14) Includes Mr. Wescott's currently exercisable options to purchase 112,500 shares of common stock at $2.75 per share, and a currently exercisable warrant to purchase 2,083 shares of common stock at $14.40 per share. Mr. Wescott also holds options to purchase an additional 131,248 shares of common stock that are not currently exercisable.


                                       41

(15) The total for directors and executive officers as a group includes 1,615,826 shares of common stock, 2,562,500shares subject to outstanding stock options that are currently exercisable, and 6,250 shares subject to outstanding warrants that are currently exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    As part of a transaction agreed to in October 1998, our board of directors authorized the issuance to Theodore Swindells, Douglas Cole and another unrelated party a total of 666,574 shares of our common stock in exchange for a total of $66,657 in secured notes dated January 2, 1999. Our board of directors has placed restrictions on this stock so that the stock cannot be sold, traded, assigned, transferred or pledged until we reach $10,000,000 in gross revenues in a one-year period. Mr. Cole was one of our directors and executive officers. Interest on the notes was 6.5% APR and, together with any unpaid principal on the notes, was due on January 2, 2001. The greatest aggregate amount outstanding on the notes during 1999 was $70,990, on December 31, 1999. In February 2000, the parties fully satisfied their obligations under the January 2, 1999 notes. Because Messrs. Swindells and Cole paid the entire principal amount owed under these notes early at our request, we agreed to waive unpaid accrued interest in the approximate amount of $4,700. During 1999, 1998 and 1997, the Company, in its periodic reports filed with the Securities Exchange Commission, listed Mr. Swindells' beneficial ownership to be in excess of 5%.

    Maroon Bells has a consulting agreement with us, which includes a monthly retainer of $10,000, and can earn cash or stock for successfully assisting us in obtaining financing. Theodore Swindells is a principal of Maroon Bells. Edward Mooney, a former director and executive officer of ours, is now a consultant to Maroon Bells. Mr. Mooney's interest in the consulting agreement is limited to his interest in Maroon Bells as a consultant to that company. Mr. Mooney is not a stockholder of Maroon Bells.

    In March 1999, we sold 525,000 shares of our common stock to Theodore Swindells in exchange for a note in the amount of $560,000 and bearing interest at a rate of 6.5% APR, due in March 2001. Mr. Swindells' obligation under this note was fully satisfied in February 2000. Because Mr. Swindells paid the entire principal amount owed under the note more than one year early, we agreed to waive all interest accrued in the amount of approximately $25,000. In conjunction with a private offering of our securities in February 2000, we paid the investment banking firm First Security Van Kasper a commission consisting of 7% of the aggregate proceeds of the offering and warrants to purchase shares of our common stock in an amount equal to 7% of the common stock purchased by investors at an exercise price of $12.00 per share and 7% of the warrants purchased by investors at an exercise price of $14.40 per share. Mr. Merriman, a member of our board of directors since February 2000 and our President and Chief Executive Officer since October 2000, is a director of First Security Van Kasper. He previously was managing director and head of First Security Van Kasper's Equity Capital Markets Group.

    In February 2000, RateXchange I, Inc. closed a $2,000,000 convertible note offering. The notes offered were convertible into RateXchange I, Inc. common stock at a price per share to be determined in an anticipated subsequent financing of RateXchange I, Inc. As a result of our new business strategy, we offered to such note holders the right to convert their notes into our common stock at an exchange rate of $5.00 per share. In addition, we agreed to issue such holders an aggregate of 500,000 warrants to purchase common stock at $5.00 per share. As of December 13, 2000, note holders have elected to convert $1,975,000 of the notes.

    Under the offer to convert the RateXchange I, Inc. notes into our common stock and warrants to purchase our common stock, First Security Van Kasper, Venture Fund I elected to convert its $525,000 note into 105,000 shares of common stock, as well as accepted a warrant to purchase an additional 131,250 shares at $5.00 per share. In addition, we issued to First Security Van Kasper a warrant to purchase 40,770 shares of our common stock at $5.00 per share to compensate First Security Van Kasper for its services as placement agent during the RateXchange I, Inc. convertible note offering.

    Under the offer to convert the RateXchange I, Inc. notes into our common stock and warrants to purchase our common stock, Theodore Swindells elected to convert his $100,000 note into 20,000 shares of our common stock, as well as accepted a warrant to purchase an additional 25,000 shares at $5.00 per share.

    For a description of other transactions involving our directors and us, see the transactions presented under the caption "Compensation Committee Interlocks and Insider Participation."

                              ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission to register 497,000 shares of our common stock. This prospectus does not include all of the information contained in the registration statement and the exhibits to the registration statement. For further information about the shares, and us you should read the registration statement and the exhibits to the registration statement. Statements contained in this prospectus concerning documents we have filed with the SEC as exhibits to the registration statement or otherwise are not necessarily complete and, in each instance, you should refer to the actual filed document.

    We have not authorized anyone to provide you with any information that is different from the information contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy the shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of the sale of any shares.

                       WHERE YOU CAN FIND MORE INFORMATION

    We are required to file annual, quarterly and special reports and proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, Mail Stop 1-2, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the public reference rooms.

                                  LEGAL MATTERS

    The validity of the securities offered hereby by the selling stockholders has been passed upon for us by Hogan & Hartson L.L.P., Washington, D.C.

                                     EXPERTS

    Our consolidated financial statements as of December 31, 1999 and 1998 and for the years then ended included in this document have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are included in this document in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The statements of operations and cash flows for the year ended December 31, 1997 has been audited by Crouch, Bierwolf & Chisholm, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                     INDEX TO FINANCIAL STATEMENTS

                             Financial Statements of RateXchange Corporation

Reports of Independent Auditors.........................................................................      F-2

Consolidated Balance Sheet as of December 31, 1999 and December 31, 1998................................      F-4

Consolidated Statement of Operations for the years ended December 31, 1999, December 31, 1998,
And December 31, 1997...................................................................................      F-5

Consolidated Statement of Stockholders' Equity for the period December 31, 1996 to December 31, 1999....      F-6

Consolidated Statement of Cash Flows for the years ended December 31, 1999, December 31, 1998,
And December 31, 1997...................................................................................      F-8

Notes to Consolidated Financial Statements..............................................................      F-9

Unaudited Consolidated Balance Sheet as of September 30, 2000...........................................      F-23

Unaudited Consolidated Statement of Operations for the nine months ended September 30, 2000 and 1999....      F-24

Unaudited Consolidated Statement of Cash Flows for the nine months ended
September 30, 2000 and 1999.............................................................................      F-25

Notes to Unaudited Consolidated Financial Statements....................................................      F-26

Report of Independent Public Accountants

To the Board of Directors and Stockholders of RateXchange Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of RateXchange Corporation and Subsidiaries (a Delaware corporation) (a development stage company) as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 (1999 and 1998 restated - see Note 3) and for the period from September 30, 1998 (beginning of development stage) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The Company's consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 1997 were audited by other auditors whose report dated February 29, 2000, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RateXchange Corporation and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and cash flows from the years ended December 31, 1999 and 1998 and for the period from September 30, 1998 (beginning of development stage) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

San Francisco, California
November 9, 2000

                           INDEPENDENT AUDITORS REPORT

To the Board of Directors and Stockholders of RateXchange Corporation and Subsidiaries

We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of RateXchange Corporation (previously named NetAmerica.com Corporation) (a Delaware corporation) (a development stage company) for the year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted an audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows from the year ended December 31, 1997 for RateXchange Corporation (previously named NetAmerica.com Corporation), in conformity with generally accepted accounting principles.

Crouch, Bierwolf & Chisholm
February 29, 2000
Salt Lake City, Utah

                               RATEXCHANGE CORPORATION (A Development Stage Company)

                                         Consolidated Balance Sheet
ASSETS                                                                                     December 31,
                                                                                   -----------------------------
                                                                                        1999           1998
                                                                                    (As restated)  (As restated)
                                                                                   --------------- -------------
Current assets
         Cash and cash equivalents                                                 $    536,615    $   528,516
         Interest receivable                                                            150,608          1,638
         Prepaid expenses                                                                11,647             --
         Notes receivable on sales of common stock                                    1,590,319        300,000
         Short term investments                                                         387,500             --
                                                                                   ------------    -----------
                  Total current assets                                                2,676,689        830,154

Property and equipment (net of accumulated depreciation of $18,677)                     188,891             --

Other assets

         Investment in affiliate                                                         75,000             --
         Deposits                                                                       103,305             --
                                                                                   ------------    -----------
Total assets                                                                       $  3,043,885    $   830,154
                                                                                   ============    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

         Accounts payable and accrued expenses                                     $  1,840,056    $   129,500
         Short term debt                                                                885,000             --
                                                                                   ------------    -----------
                  Total current liabilities                                           2,725,056        129,500

Stockholders' equity

         Common stock, $.0001 par value; 300,000,000 shares
         authorized; issued and outstanding: 14,087,425 shares
         And 7,243,023 shares in 1999 and 1998                                            1,409            724
         Additional paid in capital                                                  13,225,824      4,065,795
         Retained deficit                                                           (12,664,654)    (3,365,865)
         Accumulated other comprehensive loss                                          (243,750)            --
                                                                                   ------------    -----------
                  Total stockholders' equity                                            318,829        700,654
                                                                                   ------------    -----------
Total liabilities and stockholders' equity                                         $  3,043,885    $   830,154
                                                                                   ============    ===========

See notes to financial statements.

                                  RATEXCHANGE CORPORATION (A Development Stage Company)

                                        Consolidated Statement of Operations
                                                                                                          Beginning of
                                                                                                           Development
                                                                                                              Stage
                                                          For the Year    For the Year                   (September 30,
                                                              ended           ended      For the Year     1998) though
                                                          December 31,    December 31,       ended        December 31,
                                                              1999            1998       December 31,         1999
                                                          (As restated)   (As restated)      1997         (As restated)
                                                          ------------    -------------  ------------     -------------
REVENUE                                                   $        --     $        --     $      --       $         --

EXPENSES

Selling, general and administrative                         7,491,447       2,161,253           200          9,652,700
(includes non-cash expenses of $3,158,415
in 1999 and $2,020,376 in 1998)
Write off advances to potential investee                      413,681         885,000            --          1,298,681
Depreciation and amortization                                  18,676              --            --             18,676
Purchase of subsidiaries                                    1,507,408          89,710            --          1,597,118
                                                          -----------     -----------     ---------       ------------
     Total expenses                                         9,431,212       3,135,963           200         12,567,175

Other Income (Expenses)

Interest income                                               151,496           2,214            --            153,710
Interest expense                                              (19,073)        (10,773)           --            (29,846)
                                                          -----------     -----------     ---------       ------------
Loss before taxes                                          (9,298,789)     (3,144,522)         (200)       (12,443,311)

Income tax provision (benefit)                                     --              --            --                 --
                                                          -----------     -----------     ---------       ------------
Net loss                                                  $(9,298,789)    $(3,144,522)    $    (200)      $(12,443,311)
                                                          ===========     ===========     =========       ============

Basic and diluted net loss per share                      $     (0.72)    $     (1.92)           --
Weighted average number
of common shares                                           12,863,020       1,636,919       200,000
                                                          ===========     ===========     =========

See notes to financial statements.

                                        RATEXCHANGE CORPORATION (A Development Stage Company)

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                 Number                                                Accumulated
                                                of Shares                                                 other
                                                   of                                                    compre-       Compre-
                                                 Common           Par       Paid-In        Retained      hensive       hensive
                                                  stock          Value      Capital         Deficit       loss          loss
                                                --------        ------   -----------     -----------   ------------  ---------
Balance at December 31, 1996                     200,000        $   20   $   219,823     $  (221,143)      --               --

Contribution by officer/directors                     --            --         1,300              --       --               --

Comprehensive and net loss                            --            --            --            (200)      --      $      (200)
                                                --------        ------   -----------     -----------     -----     -----------
Balance, December 31, 1997                       200,000            20       221,123        (221,343)      --               --

Shares issued for services at $.001            1,000,000           100           900              --       --               --

Shares issued for acquisition at $.001         2,400,000           240         2,160              --       --               --

Shares issued for conversion of
debt at $.34                                   1,399,773           140     1,492,998              --       --               --

Shares issued for services at $1.00               87,000             9        92,794              --       --               --

Shares issued for cash at $1.07                1,106,250           110     1,179,890              --       --               --

Less:  Offering costs                                 --            --      (118,000)             --       --               --

Shares issued for notes receivable
At an average price of $0.29                   1,050,000           105     1,119,930              --       --               --

Warrants issued at $2.00 per share
(Note 11)                                             --            --        74,000              --       --               --


Comprehensive and net
loss (As restated)                                    --            --            --      (3,144,522)      --      $(3,144,522)
                                                --------        ------   -----------     -----------     -----     -----------
Balance, December 31,                          7,243,023           724     4,065,795      (3,365,865)      --               --
1998 (As restated)

Options/Warrants issued from $.05
To $2.75  per share (Note 11)                         --            --     1,448,441              --       --               --

Shares issued for cash and notes
At $0.10 per share (Note 8)                      916,574            92       977,618              --       --               --
Shares issued for cost
reimbursement at $0.10 per share
(Note 8)                                         322,500            32       343,979              --       --               --
Shares issued for cash and notes
At $1.07 per share (note 8)                    3,870,938           387     4,047,713              --       --               --


                                              RATEXCHANGE CORPORATION (A Development Stage Company)

                                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                   Number of                                                             Accumulated
                                   shares of                                                                other          Compre-
                                    Common            Par           Paid-In           Retained             compre-         hensive
                                     Stock           Value          Capital            Deficit          hensive loss        loss
                               ----------------  ------------  ---------------  ------------------   ----------------   ------------
Shares issued for conversion            193,186            19          206,898                  --                 --
of A1 Internet debt at $1.07
(Note 7 & Note 8)

Shares issued for services at
$1.07 per share (Note 8)                268,500            27          287,206                  --                 --

Shares issued for note
conversion at $1.00 per share
(Note 8)                                 30,000             3           31,998                  --                 --

Shares issued for services at
$1.07 per share (Note 8)                 30,000             3           31,998                  --                 --

Shares issued for cash at
$1.60 per share (net) (Note             515,188            52          628,220                  --                 --
8)

Shares issued for services at
$1.60  per share (Note 8)               122,518            12          196,017                  --                 --

Shares issued to acquire
outstandinq shares of
RateXchange at $1.60 per
share (Note 6 & Note 8)                 574,998            58          919,942                  --                 --
Comprehensive loss:
     Net loss  (As restated)                                                            (9,298,789)                     $(9,298,789)
     Other comprehensive
loss:
         Change in unrealized

         loss on securities                                                                                  (243,750)     (243,750)
                                                                                                                        -----------
Comprehensive loss                                                                                                      $(9,542,539)
                               ----------------  ------------  ---------------  ------------------   ----------------   ===========
Balance, December 31,
1999 (As restated)             $     14,087,425  $      1,409  $    13,225,824  $      (12,664,654)  $       (243,750)
                               ================  ============  ===============  ==================   ================

See notes to financial statements.

                                             RATEXCHANGE CORPORATION (A Development Stage Company)

                                                    Consolidated Statement of Cash Flows
                                                                                                              Beginning of
                                                                                                                   the
                                                                                                               Development
                                                                                                                  Stage
                                                                  For the Year   For the Year                 September 30,
                                                                      Ended          Ended        For the        1998 to
                                                                  December 31,   December 31,   Year Ended    December 31,
                                                                      1999           1998        December         1999
                                                                  (As restated)  (As restated)   31, 1997     (As restated)
                                                                  -----------    -----------     -------      ------------
         CASH FLOWS FROM OPERATING ACTIVITIES
           Net loss                                               $(9,298,789)   $(3,144,522)    $  (200)     $(12,443,311)
           Adjustments to reconcile net loss to net cash
            used in operating activities
                  Depreciation and amortization                        18,676             --          --           18,676
                  Write off advances to potential investee            206,898             --          --          206,898
                  Common stock issued for services/expenses         1,672,954      1,946,376          --        3,619,330
                  Warrants for purchase of common stock issued for
                  Services                                          1,485,461         74,000          --        1,559,461
                  Purchase of outstanding shares of RateXchange     1,507,408             --          --        1,507,408
                  Increase in interest receivable and prepaid
                  Expenses                                           (160,617)        (1,638)         --         (162,255)
                  Increase (decrease) in accounts payable and
                  accrued expenses                                  1,601,241        129,300      (1,100)       1,730,541
                                                                  -----------    -----------     -------      -----------
                           TOTAL                                   (2,966,768)      (996,484)     (1,300)      (3,963,253)

         CASH FLOWS FROM INVESTING ACTIVITIES
                  Payment for purchase of equipment                  (207,568)            --          --         (207,568)
                  Security deposits                                  (103,305)            --          --         (103,305)
                  Advances to A-1 Internet                           (631,251)            --          --         (631,251)
                  Investment in Telenisus Corporation                 (75,000)            --          --          (75,000)
                                                                  -----------    -----------     -------      -----------
                           TOTAL                                   (1,017,124)            --          --       (1,017,124)

         CASH FLOWS FROM FINANCING ACTIVITIES
                  Loans and other debt                                410,000             --          --          410,000
                  Proceeds from common stock sales                  3,581,991      1,525,000       1,300        5,106,991
                                                                  -----------    -----------     -------      -----------
                           TOTAL                                    3,991,991      1,525,000       1,300        5,516,991
                                                                  -----------    -----------     -------      -----------
         INCREASE  IN CASH AND CASH EQUIVALENTS                         8,099        528,516          --          536,615

         CASH and CASH EQUIVALENTS BEGINNING OF YEAR                  528,516             --          --               --
                                                                  -----------    -----------     -------      -----------
         CASH and CASH EQUIVALENTS END OF YEAR                    $   536,615    $   528,516     $    --      $   536,615
                                                                  ===========    ===========     =======      ===========

         Supplementary cash flow information
         Cash paid for:
                  Interest                                                 --             --          --               --
                  Taxes                                                    --             --          --               --
         Stock issuances for:
                  Services and expenses                           $ 3,158,415    $ 2,020,376          --      $ 5,178,791
                  Purchase of outstanding shares of RateXchange   $   920,000             --          --      $   920,000
                  Commission on stock sales                       $   196,029             --          --      $   196,029
                  A1 Internet settlement                          $   206,898             --          --      $   206,898

See notes to financial statements.

                    RATEXCHANGE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999

Note 1   Background and History

    RateXchange  Corporation (the Company) is a consolidated  group of companies
    including  the  parent   corporation,   RateXchange   Corporation   and  its
    subsidiaries, RateXchange I, Inc. and PolarCap, Inc. (PolarCap).

    RateXchange Corporation (formerly Netamerica.com Corporation and formerly Venture World, Ltd.) is a Delaware corporation organized on May 6, 1987 for the purpose of seeking out and developing any general business opportunity.

    RateXchange I, a Delaware corporation organized in June 1999, is in the business of business-to-business e-commerce seeking to develop new exchange services for the telecommunications market.

    PolarCap is a California corporation organized on April 7, 1997 for the purpose of investing in and developing rights to a variety of software technologies related to multimedia, development tools and application technologies. PolarCap is in the process of being liquidated.

    The Company is in its planning stages for its eventual day to day business and has not generated any revenues from its planned operations. The Company is defined as a development stage company in accordance with Financial Accounting Standard No. 7. The Company had no operations or business before September 30, 1998. Cumulative results of operations since the start of the development stage, September 30, 1998, when the Company purchased PolarCap, have been reported separately.

    From inception, the Company has been primarily engaged in organizational activities, including designing and developing its portal, recruiting personnel, establishing office facilities, raising capital and developing a marketing plan. The Company began revenue generation activities in 1999 but no revenue has been generated as of December 31, 1999. Accordingly, the Company is classified as a development stage company. Successful completion of the Company's development program and, ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, increasing its customer base, implementing and successfully executing its business and marketing strategy and hiring and retaining quality personnel. Negative developments in any of these conditions could have a material adverse effect on the Company's business, financial condition and results of operations.

Note 2 Summary of Significant Accounting Policies

    Principles of Consolidation

    The consolidated financial statements include the accounts of RateXchange Corporation and its subsidiaries. Collectively, these entities are referred to as the Company. All significant intercompany transactions and accounts have been eliminated.

    Cash, and Cash Equivalents

    The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

    Investments

    The Company classifies its debt and marketable equity securities into one of three categories: trading, available-for-sale or held-to-maturity. Trading securities are bought and held principally for the purpose of selling in the near term. Held-to-maturity securities are those securities that the Company has the ability and intent to hold until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are reported as a separate component of other comprehensive income in shareholders' equity until realized. Premiums and discounts are amortized or accreted over the life of the related investment security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

    Management determines the appropriate classification of investments at the time of purchase and reevaluates such determination at each balance sheet date. To date, all marketable securities have been classified as available-for-sale and are carried at fair value with unrealized gains and losses, if any, included in stockholders' equity. These securities are reported as short-term investments on the consolidated balance sheet. Realized gains and losses and declines in value of securities judged to be other than temporary are included in other income, net. Interest and dividends on all securities are included in other income, net.

    Nonmonetary Transactions

    Nonmonetary transactions are transactions for which no cash was exchanged and for which shares of common stock or options or warrants to purchase common stock were exchanged for goods and services. These transactions are recorded at the fair market value of the equity instruments issued at the time of the transaction and reported in the statement of operations as services are rendered.

     Loss Per Share and Weighted Average Shares Outstanding

    Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding. Options and warrants on shares of common stock were not included in computing diluted loss per share because their effects were antidilutive (2,990,000 options and 625,000 warrants).

    Deposits

    The Company issued a letter of credit as security in connection with an operating lease of its office. This letter of credit is secured by a certificate of deposit in the amount of $103,305.

    Comprehensive loss

    Comprehensive loss includes the net loss reported on the statement of operations and changes in the fair value of investments classified as available for sale, which is reported as a component of stockholders' equity.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and results of operations. Actual results could differ from those estimates.

Note 3 Restatement of Previously Reported Results

    As part of the Company's overall strategy, the Company decided to retain a national accounting firm. In July 2000, the Company selected Arthur Andersen, LLP as its independent auditors. As a result of the Company's review, certain adjustments were determined necessary to the Company's previously reported financial results for the years ended December 31, 1998 and 1999. These adjustments relate to the valuation of common stock issued in exchange for services received, conversion of bridge financing and arrangement of financing, and other miscellaneous adjustments to the timing of the recognition of certain expenses. Management has made all adjustments considered necessary for the restated financial statements to be fairly presented.

    The  following   statements  of  operation  and  balance  sheets   reconcile
    previously reported and restated information.

        RateXchange Corporation Reconciliation of Statement of Operations Year ended December 31, 1999
                                                           Improper                               Adjustment
                                                           valuation                  To offset    to record
                                                          assigned to                 write off       or
                                            RateXchange     shares,                  of advances  reclassify
                                            Corporation   options and   Purchase of  with market  expenses in
                                                as         warrants     outstanding   value of        the      RateXchange
                                            previously    issued for     shares of     shares     appropriate Corporation as
                                             reported      services      Polarcap     received      period      restated
                                           ------------  ------------  -----------  -----------  -----------   -----------
        REVENUE                            $         --  $        --     $     --    $       --    $     --    $        --

        EXPENSES

        Selling, general & administrative     5,048,614    2,426,440        3,727         6,050       6,616      7,491,447
        Write off advances to potential
        Investee                                863,750                                (450,069)                   413,681
        Depreciation and amortization            25,093                   (14,952)                    8,535         18,676
        Purchase of subsidiaries              1,537,300                   (29,892)                               1,507,408
                                           ------------  -----------     --------    ----------    --------    -----------
        Total expenses                        7,474,757    2,426,440      (41,117)     (444,019)     15,151      9,431,212

        OTHER INCOME (Expenses)

        Interest income                         151,276                                                 220        151,496
        Interest expense                        (13,019)                                             (6,054)       (19,073)
        Other income                                220                                                (220)            --
        Loss allocated to minority
            interest                              7,000                                              (7,000)            --
                                           ------------  -----------     --------    ----------    --------    -----------
        Loss before taxes                    (7,329,280)  (2,426,440)      41,117       444,019     (28,205)    (9,298,789)

        Income tax provision                         --           --           --            --          --             --
                                           ------------  -----------     --------    ----------    --------    -----------
        NET LOSS                           $ (7,329,280) $(2,426,440)    $ 41,117    $  444,019    $(28,205)   $(9,298,789)
                                           ============  ===========     ========    ==========    ========    ===========
        Basic and diluted net loss per
           share                           $      (0.57)                                                       $     (0.72)
                                           ============                                                        ===========
       Weighted average number of shares     12,863,020                                                         12,863,020
                                           ============                                                        ===========


              RateXchange Corporation Reconciliation of Statement of Operations Year ended December 31, 1998

                                                                   Improper
                                                                   valuation
                                                                  assigned to               Adjustment
                                                    RateXchange     shares,                  to record
                                                    Corporation   options and   Purchase of expenses in
                                                        as         warrants     outstanding     the       RateXchange
                                                    previously    issued for     shares of  appropriate Corporation as
                                                     reported      services      Polarcap     period       restated
                                                   -----------   -----------     --------    --------     -----------
             REVENUE                               $        --   $        --     $     --    $     --     $        --

             Expenses

             Selling, General & Administrative         174,176     1,918,277                   68,800       2,161,253
             Write off advances to potential
             investee                                  885,000                                                885,000

             Depreciation and Amortization               4,363                     (3,738)       (625)             --
             Purchase of subsidiary                     44,855                     44,855                      89,710
                                                   -----------   -----------     --------    --------     -----------

             Total Expenses                          1,108,394     1,918,277       41,117      68,175       3,135,963

             OTHER INCOME (Expenses)

             Interest income                             2,214                                                  2,214
             Interest expense                          (10,773)                                               (10,773)
                                                   -----------   -----------     --------    --------     -----------

             Loss before taxes                      (1,116,953)   (1,918,277)     (41,117)    (68,175)     (3,144,522)
                                                   -----------   -----------     --------    --------     -----------

             Income tax provision                           --            --           --          --              --
                                                   -----------   -----------     --------    --------     -----------
             NET LOSS                              $(1,116,953)  $(1,918,277)    $(41,117)   $(68,175)    $(3,144,522)
                                                   ===========   ===========     ========    ========     ===========

             Basic  and diluted net loss per       $     (0.68)                                           $     (1.92)
                                                   ===========                                            ===========
             share

             Weighted average number  of shares      1,636,919                                              1,636,919
                                                   ===========                                            ===========


                                Balance Sheet Reconciliation As of December 31, 1999
                                                              Improper                   To offset    Adjustments
                                                              valuation                write off of       to
                                RateXchange                  assigned to                 advances    expenditures
                                Corporation                shares, options Purchase of  with market    and funds
                                    as                      and warrants   outstanding   value of     received in     RateXchange
                                originally     Adjustments   issued for     shares of     shares    the appropriate   Corporation
                                 reported     made in 1998    services      Polarcap     received       period        as restated
                               ------------  ---------------------------- -----------  -----------  --------------  -------------
  ASSETS
  Current assets
  Cash and cash equivalents    $   451,615                                                             $  85,000    $    536,615
  Interest receivable              150,608                                                                               150,608
  Prepaid expenses                   5,814                                                                 5,833          11,647
  Short term investments                                                                $  387,500                       387,500
  Note receivable on sales
    of common stock              1,787,531                                                (197,212)                    1,590,319
                               -----------    -----------    ----------     -------     ----------     ---------    ------------
  Total current assets           2,395,568             --            --          --        190,288        90,833       2,676,689


  Property & equipment (Net)       175,349    $    (6,875)                                                20,417         188,891

  Other assets

  Investment in affiliate           75,000                                                                                75,000

  Goodwill                                        (41,117)                  $41,117                                           --

  Deposits                         103,305                                                                               103,305
                               -----------    -----------    ----------     -------     ----------     ---------    ------------
  Total assets                 $ 2,749,222    $   (47,992)   $       --     $41,117     $  190,288     $ 111,250    $  3,043,885
                               ===========    ===========    ==========     =======     ==========     =========    ============


  Current liabilities

  Accounts payable and
    accrued expenses           $ 1,639,301    $    61,300                                              $ 139,455    $  1,840,056

  Accrued taxes                     85,000                                                               (85,000)             --

  Short term debt                  800,000                                                                85,000         885,000
                               -----------    -----------    ----------     -------     ----------     ---------    ------------
  Total current liabilities      2,524,301         61,300            --          --             --       139,455       2,725,056


  Stockholders' equity

  Common stock                       1,409                                                                                 1,409

  Additional paid in capital     8,891,088      1,918,277    $2,426,440                     (9,981)                   13,225,824
  Accumulated other
    comprehensive loss                                                                    (243,750)                     (243,750)
  Retained deficit              (8,667,576)    (2,027,569)   (2,426,440)    $41,117        444,019       (28,205)    (12,664,654)
                               -----------    -----------    ----------     -------     ----------     ---------    ------------
  Total stockholders' equity       224,921       (109,292)           --      41,117        190,288       (28,205)        318,829
                               -----------    -----------    ----------     -------     ----------     ---------    ------------
  Total liabilities and
    stockholders' equity       $ 2,749,222    $   (47,992)   $       --     $41,117     $  190,288     $ 111,250    $  3,043,885
                               ===========    ===========    ==========     =======     ==========     =========    ============


                                        Balance Sheet Reconciliation As of December 31, 1998
                                                                     Improper
                                                                     valuation
                                                                    assigned to               Adjustment
                                                      RateXchange     shares,                  to record
                                                      Corporation   options and  Purchase of expenditures
                                                          as         warrants    outstanding    in the     RateXchange
                                                      originally    issued for    shares of   appropriate  Corporation
                                                       reported      services     Polarcap      period     as restated
                                                     -----------   -----------    --------     --------    -----------
            ASSETS

            Current assets

            Cash and cash equivalents                $   528,516                                          $   528,516
            Interest receivable                            1,638                                                1,638
            Prepaid expenses
            Note receivable on sales of common
               stock                                     300,000                                              300,000
                                                     -----------   -----------    --------     --------   -----------
            Total current assets                         830,154                                              830,154

            Property & equipment (Net)                     6,875                               $ (6,875)

            Other assets

            Investment in affiliate

            Goodwill                                      41,117                  $(41,117)
            Deposits
                                                     -----------   -----------    --------     --------   -----------
            Total assets                             $   878,146            --    $(41,117)    $ (6,875)  $   830,154
                                                     ===========   ===========    ========     ========   ===========

            Current liabilities

            Accounts payable and accrued expenses    $    68,200                               $ 61,300   $   129,500
                                                     -----------   -----------    --------     --------   -----------
            Total current liabilities                     68,200                                 61,300       129,500

            Stockholders' equity

            Common Stock                                     724                                                  724
            Additional paid in capital                 2,147,518   $ 1,918,277                              4,065,795

            Retained deficit                          (1,338,296)   (1,918,277)    (41,117)     (68,175)   (3,365,865)
            Accumulated other comprehensive loss
            Notes receivable on sale of common stock                                                 --            --
                                                     -----------   -----------    --------     --------   -----------

            Total stockholders' equity                   809,946            --     (41,117)     (68,175)      700,654
                                                     -----------   -----------    --------     --------   -----------
            Total liabilities and stockholders'
              Equity                                 $   878,146   $        --    $(41,117)    $ (6,875)  $   830,154
                                                     ===========   ===========    ========     ========   ===========

    The following describes the nature of the reconciling items:

    The valuation assigned to shares issued for services -

    These adjustments represent the effect of shares, options and warrants that were issued in various transactions in exchange for services and were originally recorded at values below the then fair value of the Company's stock.

    Purchase of outstanding shares of Polarcap -

    In the previously reported financial statements the Company incorrectly recorded its purchase of the outstanding shares of Polarcap in 1998 using purchase accounting. Accordingly, the Company recorded goodwill of $89,710 that was previously amortized and fully written off in 1999. The purchase of the outstanding shares of Polarcap should have been reflected as an acquisition of assets with the excess consideration charged to expense immediately. This adjustment records the excess consideration of $41,117 charged to expense.

    Net the writeoff of advances against the value of shares received -

    To compensate the Company for the write off of advances to A-1 Internet, in September 1999, the Company received common stock in Halo Corporation with a fair value of $631,250. At December 31, 1999 the value of this investment was $387,500. The Company improperly wrote down the carrying value of the investment.

    Adjustments to record expenses in the appropriate period -

    These adjustments relate to miscellaneous accruals that were not reflected in the appropriate period.

Note 4  Income Taxes

    As of December 31, 1999, the Company had a federal net operating loss carryforward of $9,293,259 which will expire in the years 2007 through 2020 for state and federal purposes. This net operating loss carryforward has not been reflected in the financial statements as the likelihood of future tax benefit from such operating loss carryforwards is remote. Accordingly, the potential tax benefits of the net operating loss carryforwards, estimated based upon current tax rates at December 31, 1999, have been offset by a valuation allowance in the same amount.

    Significant components of the company's deferred tax assets and liabilities are as follows

                                                           December 31,
                                                   --------------------------
                                                        1999          1998
                                                   ------------- ------------
     Deferred tax assets:
              Net operating loss carryforward       $ 3,773,063   $ 1,314,334
              Options and warrants for services         603,097        74,000
              Start up cost carryforward              1,726,967
              Unrealized loss on securities              98,861
                                                    -----------   -----------
              Gross deferred tax assets               6,161,988     1,388,334
     Valuation allowance                             (6,161,988)   (1,388,334)
                                                    -----------   -----------
     Net deferred tax asset                         $        --   $        --
                                                    ===========   ===========

    The net change in the valuation allowance for the year ended December 31, 1999 and 1998 was an increase of $4,773,654 and $3,279,693.

Note 5 Property and Equipment

    The Company capitalizes purchases of long-lived assets that are expected to give benefit to the Company over the life of the asset. The Company also capitalizes improvements and costs that increase the value of or extend the life of the asset.

    Capitalized assets are depreciated over the estimated useful lives of the assets (5 years for furniture and fixtures, 3 years for computer equipment) on a straight-line basis.

    Property and Equipment consists of the following:

                                                       December 31,
                                                  --------------------
                                                    1999         1998
                                                  ---------- ---------
              Furniture and fixtures              $ 10,520       $ --
              Computer equipment and software      197,047         --
                                                  --------       ----
                                                   207,567         --
              Less:  Accumulated depreciation      (18,676)        --
                                                  --------       ----
                                                  $188,891       $ --
                                                  ========       ====

    Depreciation expense for 1999 is $18,676.

Note 6 Acquisition of Subsidiary

    On September 30, 1998, the Company purchased all of the outstanding stock of PolarCap, Inc. for 2,400,000 shares of stock. At September 30, 1998 Polarcap had negative net worth of $87,310. The value of the stock was issued at $.001, for a cost of $2,400 in 1998. The Company expensed $89,710 representing the excess of consideration given in shares issued and liabilities assumed for the assets of Polarcap.

    In the third quarter of 1999, the Company purchased all the outstanding common stock of Rate Exchange, Inc., a Colorado corporation, seeking to develop new exchange services for the telecommunications market. The Company paid 574,998 in shares of common stock and $450,000 in a note for a total cost of $1,395,000 ($920,000 in stock and $450,000 in a note plus out of pocket expenses of $25,000). Under the terms of the transaction two of the owners/employees of RateXchange became employees of the company responsible for exploring the development of the business. On the date of purchase, RateXchange had negative net worth of $112,408. The Company expensed a total of $1,507,408 representing the excess of consideration given in shares and notes issued and liabilities assumed for the assets of RateXchange.

Note 7 Advances to Potential Investee

    On September 30, 1998 the Company negotiated, and later terminated by mutual agreement, a purchase of 100% of the ownership of NetAmerica, Inc., subsequently renamed A1 Internet, Inc., an Internet services provider company based in Seattle, Washington. Between the time the Company agreed to purchase (September 30, 1998), which was never consummated, and the time the termination agreement was reached (March 1999), the Company advanced $1,738,769 ($1,531,871 in cash and $206,898 in stock) the cash portion of which was eventually written off as bad debt. After the March agreement was reached, A1 Internet agreed to repay certain of the costs incurred prior to the termination. As part of its plan to repay the costs, A1 Internet informed the Company that it had entered into an agreement with another potential acquiror, Halo Holdings of Nevada, Inc., to sell substantially all of its assets in exchange for shares of common stock and assumption of certain liabilities, including A1 Internet's obligations to the Company. In September 1999, after further negotiations, the Company agreed with A1 Internet to the following settlement:

    o    The Company retained certain rights to the name "NetAmerica;"

    o A1 Internet transferred to the Company its interest in 100,000 shares of Halo restricted stock;

    o The Company agreed to pay $85,000 of past due payroll taxes of A1 Internet from 1998; and

    o All further obligations of the Company to issue stock or options to A1 Internet were canceled.

Note 8 Common Stock Transactions

    In general all stock transactions conducted during the period for which no cash was exchanged and for which shares of stock were exchanged for assets or goods and services were recorded at fair market value. A number of shares as indicated below were issued at below market values. The Company recorded expense related to these issues of $1,519,047 in 1999 and $2,007,203 in 1998.

    Common stock transactions during 1999 are as follows:

    During the fourth quarter of 1998, the board of directors approved several stock transactions that were not completed and issued until 1999:

    o 916,574 shares of stock issued for $91,657 in notes to related parties. ($0.10) (January). The board has placed restrictions on this stock so that the stock cannot be sold, traded, assigned, transferred or pledged until the Company reaches $10,000,000 in gross revenues in a one year time period.

    o 322,500 shares issued for cost reimbursements of $32,250 ($.10 per share) (January).

    The remaining stock issuances were approved and issued in 1999:

    o 758,438 shares of stock were issued for $728,100 (Net of $80,900 commissions). ($1.07) (February).

    o 3,112,500 shares of stock issued for $3,320,000 in notes to related parties and other investors. ($1.07) (March).

    o 268,500 shares of stock issued for $287,233 of legal and consulting services. ($1.07) (March).

    o 193,186 shares of stock issued for $206,898 of debt to creditors of A1 Internet. ($1.07, average) (March and May).

    o 30,000 shares of stock issued instead of a $30,000 outstanding note payable. ($1.00) (March).

    o    30,000 shares for services rendered of $32,000. ($1.07) (March).

    o 515,188 shares of stock issued for $1.60 per share, or a total of $628,272. (Net of $196,029 in commission paid in stock of 122,518 shares - see below) (May and June).

    o 122,518 shares issued for commissions on private placement at $1.60 per share. ($1.60 per share) (June).

    o 574,998 shares of stock issued for $1.60 per share for Rate Exchange, Inc. (July).

Note 9 Subscriptions Receivable/Note Receivable-Related Party

    In January 1999, the Company sold 916,574 shares in exchange for $91,657 in notes payable to a related party and other investors at a price of $.10 per share. (See Note 8 for restrictions placed on stock).

    In March 1999, the Company sold 3,112,500 shares to a related party and other investors in exchange for $3,320,000 in notes payable at a price of $1.07 per share.

    Of the total subscriptions receivable/note receivable issued during the year of $3,411,657 and $300,000 issued in 1998, $1,924,126 was collected.
    Interest is being assessed at 6.5% and accrued interest on the subscription receivable was $150,608 at December 31, 1999. The Company has determined that 197,212 of the remaining receivables are uncollectible and has written off these receivables.

    Subsequent to year end, the board of directors of the Company waived the interest on the purchase of 3,112,500 shares when the notes were collected in full by February 25, 2000 (originally due by March 31, 2001).

Note 10 Commitments and Contingencies

    Future annual minimum lease payments under noncancelable operating leases as of December 31, 1999 were:

                                 Year
                             ------------
                                 2000        $ 195,900
                                 2001          200,112
                                 2002          204,336
                                             ---------
                                             $ 600,348
                                             =========

    Rent expense totaled $42,077 in 1999.

    The Company is also involved in the following legal matter as follows:

    Gregory K. Martin v. NetAmerica., Inc. et al. In the spring of 1999, Gregory
    K. Martin, a former officer of both NetAmerica (Seattle)(NAI) and the Company, brought suit against the Company and others in the Superior Court of Washington (Civil Action No. 99-2-09171-OSEA). The suit related to, among other things, Mr. Martin's claims for compensation, reimbursement for business expenses, certain insurance benefits, payment of certain other obligations guaranteed by Mr. Martin (or reimbursement of payments made by him as guarantor), payment of certain tax and other obligations of a company referred to as SRG/Quantum that were purportedly assumed by NAI and the Company, issuance of options to purchase stock of the Company and other remedies relating to the terminated acquisition and other transactions. The suit was conditionally settled by an agreement dated May 22, 1999 among NAI (referred to therein as "A1"), the Company and Mr. Martin (with William Fritts undertaking certain limited obligations). Pursuant to that agreement, Mr. Martin took a voluntary non-suit, i.e., dismissed his suit without prejudice. Mr. Martin may have the ability to attempt to void the settlement pursuant to noncompliance on the part of NAI to their part of the settlement. As of December 31, 1999, the Company has fulfilled all of its current obligations under the settlement agreement.

Note 11 Options/Warrants for Purchase of Common Stock

    Stock Option Plans - Shareholders approved the 1999 RateXchange Corporation Stock Option Plan during 1999 (1999 Plan). There are 3,000,000 options available under the plan that may be granted to employees, officers, directors and consultants. The option plan allows grantees to acquire shares of the Companys' common stock at a purchase price generally equal to the fair market value on the date of grant. Options generally expire five years from date of grant.

    Separate from the 1999 Plan the Company has also issued warrants that generally expire five years from the date of grant.

    A summary of warrant and option activity follows:
                           Warrants:                           1999                              1998
                -----------------------------    --------------------------------  ---------------------------------
                                                    Number of   Weighted average      Number of   Weighted average
                                                     shares      exercise price        shares      exercise price
                                                 ------------- ------------------  ------------- -------------------
                Outstanding at beginning of
                year                                 100,000          $ 2.00                --           $  --

                Granted                              525,000            1.69           100,000            2.00
                Exercised                                 --              --                --              --
                Canceled                                  --              --                --              --
                                                     -------           -----            ------          ------

                Outstanding at end of year           625,000            1.74           100,000            2.00
                                                     =======          ======           =======          ======

                Exercisable at end of year           625,000            1.74           100,000            2.00
                                                     =======          ======           =======          ======



                           Options:                            1999                              1998
                -----------------------------    --------------------------------  ---------------------------------
                                                    Number of   Weighted average      Number of   Weighted average
                                                     shares      exercise price        shares      exercise price
                                                 ------------- ------------------  ------------- -------------------
                Outstanding at beginning of
                year                                      --          $   --                --             $--

                Granted                            3,050,000            2.24                --              --
                Exercised                                 --             --                 --              --
                Canceled                              60,000            2.50                --              --
                                                   ---------          ------                --             ---

                Outstanding at end of year         2,990,000            2.23                --              --
                                                   =========          ======               ===             ===

                Exercisable at end of year         1,287,500            1.96                --              --
                                                   =========          ======               ===             ===

    As permitted by Financial Accounting Standard No.123 "Accounting for Stock-Based Compensation," the Company has elected to account for its stock option plan under APB No.25 "Accounting for Stock Issued to Employees." Accordingly, no compensation cost has been recognized for these plans when options were issued with exercise prices equal to or greater than the fair market value of the Company's stock on the date of grant.

    Had compensation cost for the stock option plan been determined based on the fair value at the grant date consistent with FAS No.123, the Company's net earnings and earnings per share are estimated as follows:

                                                         1999          1998
                                                    -------------  ------------
    Net loss

             As reported                            $ (9,298,789)  $(3,144,522)
             Pro Forma                              $(11,085,439)  $(3,144,522)

    Net loss per share (basic and diluted)
             As reported                                   (0.72)        (1.92)
             Pro forma                                     (0.86)        (1.92)

    The weighted average fair value of options and warrants granted in 1999 was $0.73 and $1.04. The weighted average fair value of warrants granted in 1998 was $0.74. Each option grant was valued at the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                           1999

             Risk-free interest rate                       5.7%
             Dividend yield                                  0%
             Volatility                                    100%
             Average expected term (years)                   2

    Options and warrants issued to third party service providers under the 1999 plan or by resolution of the Board of Directors as of December 31, 1999 were:

                                                         Outstanding                      Exercisable
                                             ----------------------------------- ----------------------------
                                                                      Weighted
                                                         Weighted      Average                     Weighted
                                                          Average     Remaining                     Average
          Range of                            Warrant/   Exercise    Contractual    Warrants/      Exercise
       exercise prices                         Options     Price    Life (years)     Options         Price
    ------------------------                ---------------------  ------------ -------------  -------------

        $ .05 - $ .99                         275,000     $  .10        4.06         275,000        $ 0.10
        $1.00 - $1.99                         530,000     $ 1.55        4.17         325,000        $ 1.52
        $2.00 - $2.75                         850,000     $ 2.64        4.62         650,000        $ 2.61
                                            ---------                              ---------
                                            1,655,000                              1,250,000
                                            =========                              =========

    Employee stock options outstanding and exercisable under the 1999 plan as of
December 31, 1999 were:
                                                       Outstanding                      Exercisable
                                            ----------------------------------- ----------------------------
                                                                      Weighted
                                                         Weighted      Average                     Weighted
                                                          Average     Remaining                     Average
          Range of                            Warrant/   Exercise    Contractual    Warrants/      Exercise
       exercise prices                         Options     Price    Life (years)     Options         Price
    ------------------------                ---------------------  ------------ -------------  -------------
        $ .05 - $ .99                            --           --          --             --             --
        $1.00 - $1.99                            --           --          --             --             --
        $2.00 - $2.75                       1,960,000     $ 2.38        4.65         662,500        $ 2.10
                                            ---------                              ---------
                                            1,960,000                                662,500
                                            =========                              =========

    Certain options and warrants were issued during 1999 for less than fair market value or for services rendered by non-employees for which the Company recognized related expense of $2,327,350.

Note 12 Short Term Debt

    The Company issued a note for $450,000 for the purchase of Rate Exchange, Inc (Note 6). The note carried an interest rate of 6%. The note was paid in January 2000.

    During December 1999, RateXchange I Inc received $435,000 in short-term loans in connection with a $2,000,000 bridge loan agreement reached with various investors. The remaining $1,565,000 was received in January and February 2000. The $2 million of bridge loans were used as interim financing of RateXchange I Inc. activities. The loans bore interest at 10% and were to mature six months from the completion of the funding of the loan (completed February 2000). The notes were convertible into RateXchange I, Inc. common stock at a price per share to be determined in an anticipated subsequent financing of RateXchange I. Purchasers of the notes also received warrants to purchase RateXchange I common stock at $2.40 per share, subject to adjustment.

    Subsequent to December 31,1999, as a result of the company's new business strategy, the company offered to the investors in the $2 million bridge loan the right to convert their notes into RateXchange Corporation common stock at an exchange rate of $5.00 per share. In addition, the Company agreed to issue such holders an aggregate of 500,000 warrants to purchase common stock at $5.00 per share. Any note holders who declined this offer were entitled to rescind their original investment and receive their principal back in full, including accrued interest. As a result of this offer all notes, except $25,000, were converted to new shares of RateXchange Corporation common stock.

Note 13 Investment in Affiliate

    During 1999, the Company created a wholly owned subsidiary, Telenisus Corporation, a Delaware corporation, for the purpose of providing internet services to small to mid-sized corporations and telecommunications service providers. The Company funded the initial capital of Telenisus of $75,000. It subsequently loaned Telenisus additional funds to start operations. Telenisus has funded operations from its own equity and debt financing and has paid back the Company all loans except for the initial capitalization of $75,000. As of December 31, 1999, as a result of Telenisus' sale of additional shares to new investors, the Company's interest in Telenisus had dropped to less than 5% ownership and the Company is recording its investment in Telenisus at cost.

Note 14 Related Party Transactions

    During 1998, the Company entered into a consulting contract with a major shareholder that pays a monthly consulting fee plus an incentive bonus for
    1) any successful acquisition of business enterprises, or 2) successful capital funding of a least $5,000,000 in 1998 or 1999. The incentive awards are $250,000 in cash, warrants to purchase 250,000 shares of common stock at $1.00, and a mergers and acquisition fee for any acquisition during 1998 or 1999. At December 31, 1999, the Company accrued $315,800 in cash incentives relating to completed financing and mergers and acquisitions fee based on the value of the RateXchange acquisition.

Note 15 Minority Interest

    During 1999, the Company issued 10% of the outstanding shares of its subsidiary, RateXchange to the chief executive officer of RateXchange as an incentive for employment. The shares were issued at fair value based upon the value of RateXchange at the time of its acquisition.

Note 16 Subsequent Events

    In March 2000, the Company completed a private placement in which it sold 2,733,329 shares of restricted common stock at a subscription price of $12 per share plus warrants to purchase 1,366,673 shares of its common stock at an exercise price of $14.40 per share. The warrants are immediately exercisable and expire in three years. After deducting $2,665,000 for costs associated with the offering, the Company received $30,135,000.

    In 1999, RateXchange entered into a term sheet agreement with a vendor to provide specialized consulting and computer programming to assist in RateXchange's business plans and operations in the business-to-business e-commerce niche it was developing. The term sheet was never finalized into a formal agreement, but some services were provided, and certain cash payments were made for the services that were rendered. The term sheet also provided for the vendor to receive a stock position in RateXchange of up to 10% for certain services. In early 2000 the Company began discussions with the vendor concerning the 10% stock position in RateXchange because the formal agreement was never completed and the contemplated services were not fully provided. The ultimate outcome of these discussions was uncertain at that time. In August 2000, the Company reached an agreement for settlement of the dispute with the vendor, whereby the Company issued 175,000 shares, 175,000 warrants and $100,000 in cash. The total value of the settlement of $1.8 million is recorded in the Company's 2000 financial statements.

    In February 2000, RateXchange I Inc. closed a $2,000,000 convertible note offering. The notes were convertible into RateXchange I Inc. common stock at a price per share to be determined in an anticipated subsequent financing of RateXchange I. Purchasers of the notes also received warrants to purchase RateXchange I common stock at $2.40 per share, subject to adjustment. As a result of the company's new business strategy the subsequent financing of RateXchange I did not occur. Accordingly, the Company offered to the note holders the right to convert their notes into RateXchange Corporation common stock at an exchange rate of $5.00 per share. In addition, the Company agreed to issue to such holders an aggregate of 500,000 warrants to purchase common stock at $5.00 per share. All RateXchange I notes and warrants have been converted into shares except one note for $25,000.

    Shareholders authorized the 1999 Stock Option Plan during 1999. Shareholders authorized the 2000 Stock Option Plan on April 20, 2000. There are options to purchase 8,000,000 shares authorized for issuance under both plans. On February 24, 2000, the Board authorized additional options to purchase 4,290,000 shares outside of either plan. Total options granted to employees during the first quarter of 2000 for less than fair market value were 3,940,000 for which the Company is recognizing related compensation expense, over the option vesting periods, for the fair value of the stock on the date of grant, which was $12, and the strike price of the options, which is $7.

    In 2000, the Company has also granted options to purchase 275,000 common shares to non-employee consultants for which the Company has recorded related expense of $2,131,250.

    In October 2000, the Board of Directors approved and issued 2 million options to the Company's new Chief Executive Officer. These options were granted with a strike price equal to the fair value of the Company's stock on the date of grant and vest over various periods.

    On September 17, 2000, the Company entered into an alliance agreement with Amerex Bandwidth, Ltd. Under this agreement, Amerex brokers will execute trades for the sales or purchase of Internet protocol products, telecommunications capacity and/or other telecommunications-related products over the Company's electronic trading system and the company will share in the revenues generated by the electronic trading system. In connection with this agreement, the company issued to Amerex five warrants for an aggregate of 2,300,000 shares of our common stock. One warrant for 300,000 shares with an exercise price of $4.47 per share is currently exercisable by Amerex. The remaining four warrants each for 500,000 shares and with exercise prices of $4.47 per share, $4.70 per share, $4.92 per share and $5.37 per share, will become exercisable upon the earlier of September 17, 2005 or Amerex executing a minimum of $1,000,000, $3,000,000, $5,000,000 and $10,000,000,
    in value of transactions over the company's online electronic trading system.

                                RATEXCHANGE CORPORATION AND SUBSIDIARIES
                                     (A Development Stage Company)
                                      CONSOLIDATED BALANCE SHEET

                                                                                 September 30,
                                                                                     2000        December 31,
                                                                                  (unaudited)       1999
                                                                                 ------------    ------------
ASSETS

Current assets
         Cash and cash equivalents                                               $  4,924,064    $    536,615
         Accounts receivable                                                           57,255            --
         Investments                                                               14,010,049         387,500
         Interest receivable                                                          301,165         150,608
         Prepaid expenses                                                             197,114          11,647
         Notes receivable on stock sales                                                 --         1,590,319
                                                                                 ------------    ------------
                  Total current assets                                             19,489,647       2,676,689

Property and equipment (net of accumulated depreciation of $182,939 in
2000 and $18,677 in 1999)                                                             693,365         188,891

Other assets
         Investment in affiliate                                                       75,000          75,000
         Deposits                                                                     245,265         103,305
                                                                                 ------------    ------------
Total assets                                                                     $ 20,503,277    $  3,043,885
                                                                                 ============    ============

Liabilities and Stockholders' Equity

Current liabilities
         Accounts payable and accrued expenses                                   $  2,086,408    $  1,840,056
         Short term debt                                                               25,000         885,000
                                                                                 ------------    ------------
                  Total current liabilities                                         2,111,408       2,725,056


Stockholders' equity
         Preferred Stock, 60,000,000 shares authorized; none outstanding                 --              --
         Common stock, $.0001 par value; 300,000,000 shares authorized; issued
         and outstanding; 17,764,304 shares and 14,087,425 shares                       1,777           1,409
         Additional paid in capital                                                69,129,399      13,225,824
         Accumulated deficit                                                      (49,943,702)    (12,664,654)
         Notes receivable on stock sales                                             (433,890)           --
         Accumulated other comprehensive loss                                        (361,715)       (243,750)
                                                                                 ------------    ------------
                       Total stockholders' equity                                  18,391,869         318,829
                                                                                 ------------    ------------
Total liabilities and stockholders' equity                                       $ 20,503,277    $  3,043,885
                                                                                 ============    ============

See notes to financial statements.

                    RATEXCHANGE CORPORATION AND SUBSIDIARIES
                          (A Development Stage Company)
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                                                                   Beginning of
                                                                    Development
                                                                       Stage
                                                                    (September
                                                                     30,1998)
                                                                     through
                                   Nine Months ended September 30, September 30,
                                   ------------------------------- -------------
                                       2000              1999         2000
                                   ---------------  -------------- -------------
REVENUE
Trading and consulting             $     57,255    $       --      $     57,255

EXPENSES
Selling, general and
     Administrative
     (Includes non-cash
     expenses of $20,057,365
     and $2,539,315)                  5,173,829      43,723,721      34,071,021
Write off advances to potential
     Investee                              --           114,938       1,298,681
Depreciation and amortization           164,262          23,402         182,938
Cost of acquiring subsidiary               --              --         1,597,118
                                   ------------    ------------    ------------
   Total Expenses                    34,235,283       5,312,169      46,802,458

Other Income (Expense)

Interest income                         604,561          94,590         758,271
Interest expense
     (Includes non-cash expenses
     of $1,801,775 and $0)           (1,882,706)        (10,521)     (1,912,552)
Other expenses (net)
     (Includes non-cash expenses
     of  $1,722,875 and $0)
                                     (1,822,875)           --        (1,822,875)
                                   ------------    ------------    ------------
Loss before taxes                   (37,279,048)     (5,228,100)    (49,722,359)

Income tax provision (benefit)             --              --              --
                                   ------------    ------------    ------------

NET LOSS                           $(37,279,048)   $ (5,228,100)   $(49,722,359)
                                   ============    ============    ============

Basic and diluted net loss per
     Share                         $      (2.28)   $      (0.46)
Weighted average number of
     shares of common stock          16,334,695      11,326,388

See notes to financial statements.

                                      RATEXCHANGE CORPORATION AND SUBSIDIARIES
                                           (A Development Stage Company)
                                   UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                                      Beginning of
                                                                                                       Development
                                                                                                          Stage
                                                                                                     (September 30,
                                                                        For the Nine Months ended     1998) through
                                                                              September 30,           September 30,
                                                                    ------------------------------- ----------------
                                                                         2000             1999           2000
                                                                    --------------  --------------- ----------------
        CASH FLOWS FROM OPERATING ACTIVITIES
             Net loss                                               $(37,279,048)   $ (5,228,100)   $(49,722,359)
             Adjustments to reconcile net loss to net cash
             provided by operating activities:
                 Depreciation and amortization                           164,262          23,402         182,938
                 Write off advances to potential investees                  --           114,938         206,898
                 Stock options granted to employees below
                  fair market value                                    9,127,572            --         9,127,572
                 Stock options - termination adjustments                 941,564            --           941,564
                 Stock options and warrants granted to
                  service providers and strategic
                  Partners                                            11,711,104       1,339,500      13,270,565
                 Warrants issued in relation to bridge financing       1,801,775            --         1,801,775
                 Cost of acquiring subsidiary                               --              --         1,507,408
                 Stock for services/expenses                                --         1,199,815       3,619,330
                 Increase in deposits                                   (141,960)           --          (245,265)
                 Increase in accounts receivable and other assets       (393,279)       (357,478)       (555,534)
                 Increase (decrease) in accounts payable and
                     accrued expenses                                    246,352         753,322       1,976,893
                                                                    ------------    ------------    ------------
                          TOTAL                                      (13,821,658)     (2,154,601)    (17,888,215)

        CASH FLOWS FROM INVESTING ACTIVITIES
                 Purchase of short term investments                  (26,099,845)           --       (26,099,845)
                 Sale of short term investments                       12,484,257            --        12,484,257
                 Payment for purchase of equipment                      (667,984)       (482,319)       (875,552)
                 Investment in Telenisus Corporation                        --              --           (75,000)
                 Loan to employee stock purchase program                (433,890)           --          (433,890)
                 Purchase of Halo stock                                     --              --          (631,251)
                                                                    ------------    ------------    ------------
                          TOTAL                                      (14,717,462)       (482,319)    (15,631,281)

        CASH FLOWS FROM FINANCING ACTIVITIES
                 Proceeds from loans and other debt (net)              1,200,000         350,000       1,610,000
                 Net proceeds from stock sales                        30,136,250       1,913,088      35,243,241
                 Proceeds from note receivable                         1,590,319            --         1,590,319
                                                                    ------------    ------------    ------------
                          TOTAL                                       32,926,569       2,263,088      38,443,560


        INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               4,387,448        (373,832)      4,924,064

        CASH AND CASH EQUIVALENTS
        BEGINNING OF PERIOD                                              536,615         528,516
                                                                    ------------    ------------    ------------
        CASH AND CASH EQUIVALENTS END OF PERIOD                     $  4,924,064    $    154,684    $  4,924,064
                                                                    ============    ============    ============

See notes to financial statements

                    RATEXCHANGE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  INTERIM FINANCIAL STATEMENTS AND BACKGROUND AND HISTORY

    The interim financial statements presented herein are unaudited and have been prepared in accordance with the instructions for interim financial statements. These statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1999. The accompanying financial statements have not been audited. The results of operations and cash flows for the nine months ended September 30, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000.

    RateXchange Corporation (the Company) is a consolidated group of companies including the parent corporation, RateXchange Corporation (RateXchange Corp.), and its subsidiaries, RateXchange I, Inc. and PolarCap, Inc. (PolarCap). PolarCap is in the process of being liquidated.

    RateXchange Corp. (formerly NetAmerica.com Corporation) is a Delaware corporation organized on May 6, 1987 for the purpose of seeking out and developing any general business opportunity. In May 2000, we changed our name to RateXchange Corporation to reflect the focusing of our efforts on the business of creating an electronic marketplace for telecommunications products. The Company's operating subsidiary RateXchange I, Inc., a Delaware corporation organized in June 1999, has developed proprietary trading software to support its electronic trading system for bandwidth and other telecommunications products.

    The Company has generated nominal revenues from its planned operations. The Company is defined as a development stage company in accordance with Financial Accounting Standard No. 7. The Company had no operations or business before September 30, 1998. Cumulative results of operations since the start of the development stage, September 30, 1998, when the Company purchased PolarCap, have been reported separately.

    From inception, the Company has been primarily engaged in organizational activities, including designing and developing its portal, recruiting personnel, establishing office facilities, raising capital, developing infrastructure and developing a marketing plan. The Company began revenue generation activities in 1999 but nominal revenue has been generated as of September 30, 2000. Accordingly, the Company is classified as a development stage company. Successful completion of the Company's development program and, ultimately, the attainment of profitable operations is dependent upon future events, including increasing its customer base, implementing and successfully executing its business and marketing strategy and hiring and retaining quality personnel. Negative developments in any of these conditions could have a material adverse effect on the Company's business, financial condition and results of operations.

NOTE 2  CASH, CASH EQUIVALENTS AND SHORT TERM INVESTMENTS

    We consider all highly liquid investment securities with maturities from date of purchase of three months or less to be cash equivalents. Short-term investments consist of debt securities with maturities between three months and twelve months.

    Management determines the appropriate classification of investments at the time of purchase and reevaluates such determination at each balance sheet date. To date, all marketable securities have been classified as available-for-sale and are carried at fair value with unrealized gains and losses, if any, included in stockholders' equity. At September 30, 2000, the Company's investment in short term securities had an unamortized cost of $14,371,764. Realized gains and losses and declines in value of securities judged to be other than temporary are included in other income, net. Interest and dividends on all securities are included in other income, net.

NOTE 3  PRIVATE PLACEMENT

    In March 2000, the Company completed a private placement in which it sold 2,733,329 shares of restricted common stock at a subscription price of $12 per share plus warrants to purchase 1,366,673 shares of its common stock at an exercise price of $14.40 per share. The warrants are immediately exercisable and expire in three years. After deducting $2,665,000 for costs associated with the offering the Company received $30,135,000. The Company has used a portion of the proceeds of this offering to implement its business strategy for creating an online marketplace and exchange where market participants can buy and sell bandwidth and trade bandwidth contracts.

NOTE 4  REVENUE RECOGNITION

    The Company  recognizes  trading revenue once a trade is consummated and the
    earnings  process  is  complete.   Consulting  and  advertising  revenue  is
    recognized as the related services are performed.

NOTE 5  LOSS PER SHARE AND AVERAGE SHARES OUTSTANDING

    Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding. Options and warrants on shares of common stock were not included in computing diluted loss per share because their effects were antidilutive (8,087,500 options and 5,450,043 warrants).

NOTE 6  COMMITMENTS AND CONTINGENCIES

    In 1999, RateXchange entered into a term sheet agreement with a vendor to provide specialized consulting and computer programming to assist in RateXchange's business plans and operations in the e-commerce niche it was developing. The term sheet was never finalized into a formal agreement, but some services were provided, and certain cash payments were made for the services that were rendered. The term sheet also provided for the vendor to receive a stock position in RateXchange of up to 10% for certain services. In early 2000 the Company began discussions with the vendor concerning the 10% stock position in RateXchange because the formal agreement was never completed and the contemplated services were not fully provided. The ultimate outcome of these discussions was uncertain at that time. In August 2000, the Company reached an agreement for settlement of the dispute with the vendor, whereby the Company issued 175,000 shares, 175,000 warrants and $100,000 in cash. The total market value of the settlement of $1,822,875 million is recorded in the Company's statement of operations for the nine months ended September 30, 2000.

    The Company is involved in the following lawsuit:

    On February 24, 2000, Concentric Network Corporation filed a lawsuit against NetAmerica, Inc., aka A1 Internet, Inc., and the Company in the Superior Court of California for the County of Santa Clara (CV 784335). The lawsuit involves claims for breach of contract and common counts based on A1 Internet's nonperformance in a service agreement between A1 Internet and Concentric related to the Company's former operations during 1999. Concentric is asking for compensatory damages of at least $167,794, restitution, costs and attorney fees. The matter is currently pending in Superior Court and will soon proceed to arbitration. The Company has fully reserved for this contingency.

NOTE 7  OPTIONS AND WARRANTS FOR PURCHASE OF COMMON STOCK

    Shareholders authorized the 1999 Stock Option Plan during 1999. Shareholders authorized the 2000 Stock Option Plan on April 20, 2000. There are options to purchase 8,000,000 shares authorized for issuance under both plans. On February 24, 2000, the Board authorized additional options to purchase 4,290,000 shares outside of either plan. Total options granted to employees during the first quarter for less than fair market value were 3,940,000 for which the Company recognized related compensation expense of $8,481,424 for the first nine months of 2000.

    The company also granted options to non-employee consultants totaling 275,000 for which the company recorded related expense of $2,287,250 and $156,000 for the nine months and third quarter ended September 30, 2000.

    On September 17, 2000, the Company entered into an alliance agreement with Amerex Bandwidth, Ltd. Under this agreement, Amerex brokers will execute trades for the sales or purchase of telecommunications capacity, Internet protocol products and/or other telecommunications-related products over the Company's electronic trading system and we will share in the revenues generated by the electronic trading system. In connection with this agreement, we issued to Amerex five warrants for an aggregate of 2,300,000 shares of our common stock. One warrant for 300,000 shares with an exercise price of $4.47 per share is currently exercisable by Amerex. The remaining four warrants each for 500,000 shares and with exercise prices of $4.47 per share, $4.70 per share, $4.92 per share and $5.37 per share, will become exercisable upon the earlier of September 17, 2005 or Amerex executing a minimum of $1,000,000, $1,000,000, $3,000,000 and $5,000,000, in value of transactions over our online electronic trading system.

NOTE 8  SHORT TERM DEBT

    In February 2000, RateXchange I Inc. closed a $2,000,000 convertible note offering. The notes were convertible into RateXchange I, Inc. common stock at a price per share to be determined in an anticipated subsequent financing of RateXchange I. Purchasers of the notes also received warrants to purchase RateXchange I common stock at $2.40 per share, subject to adjustment. As a result of our new business strategy the subsequent financing of RateXchange I did not occur. Accordingly, we offered to the note holders the right to convert their notes into RateXchange Corporation common stock at an exchange rate of $5.00 per share. In addition, we agreed to issue to such holders an aggregate of 500,000 warrants to purchase common stock at $5.00 per share or pay back principal plus accrued interest. All RateXchange I notes and warrants have been converted into RateXchange Corporation common shares except for one note for $25,000.

NOTE 9  COMPREHENSIVE LOSS

    The comprehensive loss for the first nine months of 2000 and 1999 was:

                                                         Nine Months Ended
                                                           September 30
                                                    --------------------------
                                                        2000          1999
                                                    ------------   -----------
Net loss                                            $(37,279,048)  $(5,228,100)
Other Comprehensive Income:
Unrealized gains (losses) on investments                (117,965)           --
                                                    ------------   -----------
Comprehensive loss                                  $(37,397,013)  $(5,228,100)
                                                    ============   ===========

====================================================================================================================================
We have not authorized  any dealer,  salesperson or other person to give any  information or represent  anything not contained in
this   prospectus.   You  must  not  rely  on  any  unauthorized
information.  This  prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date.

                      TABLE OF CONTENTS                                                   497,000 Shares
                                                            Page                          of Common Stock
                                                            ----
PROSPECTUS SUMMARY............................................2
RISK FACTORS..................................................3
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING
 STATEMENTS...................................................9
USE OF PROCEEDS..............................................10
SELLING STOCKHOLDERS.........................................11
PLAN OF DISTRIBUTION.........................................12                        RateXchange Corporation
DESCRIPTION OF CAPITAL STOCK.................................14
BUSINESS.....................................................15
PROPERTIES...................................................22
LEGAL PROCEEDINGS............................................23
MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED                                         ------------------
 STOCKHOLDER MATTERS.........................................23
SELECTED CONSOLIDATED FINANCIAL DATA.........................25                               PROSPECTUS
SUPPLEMENTARY FINANCIAL INFORMATION..........................26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF......................27                           ------------------
FINANCIAL CONDITION AND RESULTS OF OPERATIONS................27
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET
 RISK........................................................32
MANAGEMENT...................................................33
EXECUTIVE COMPENSATION.......................................36
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION..42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
 AND MANAGEMENT..............................................44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............46
ABOUT THIS PROSPECTUS........................................47
WHERE YOU CAN FIND MORE INFORMATION..........................47
LEGAL MATTERS................................................47
EXPERTS......................................................47



====================================================================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

    The following table sets forth the costs and expenses payable by us in connection with the sale of securities being registered. All amounts are estimated except the SEC registration fee.

                       SEC registration fee.........    $    249
                       Legal fees and expenses......    $ 75,000
                       Printing fee.................    $  5,000
                       Accounting fees and expenses.    $  5,000
                       Transfer agent fees and          $    200
                       expenses.....................
                       Miscellaneous................    $  1,500
                                                        --------
                       Total........................    $ 86,949

Item 14.  Indemnification of Directors and Officers

    Delaware General Corporation Law Section 145 provides for indemnification of directors and officers in terms sufficiently broad to permit such indemnification, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. In addition, Delaware law provides that a corporation may purchase and maintain insurance on behalf of an officer or director against liability incurred by the officer or director as an officer or director.

    Our Certificate of Incorporation and Bylaws require that we indemnify our directors and officers to the fullest extent allowed under Delaware law. Our Bylaws also provide that we may purchase and maintain insurance on behalf of our officers and directors against any liability asserted against them as officers and directors. Currently, we carry directors and officers liability insurance, which may insure against officer or director liability arising under the Securities Act.

    Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

    UNREGISTERED EQUITY SECURITIES SOLD WITHIN THE PAST THREE YEARS

    o In September 1998, we exchanged 2,400,000 shares of our common stock, valued at $2,400, for all outstanding shares of PolarCap, Inc. We issued these shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o In October 1998, we exchanged 1,000,000 shares of our common stock, valued at $1,000, for services provided by several employees and/or consultants who were also accredited investors. We issued these shares in reliance upon Section 4(2) of the Securities Act if 1933, as amended.

    o From September through December 1998, we issued 1,399,773 shares of our common stock to various accredited investors in exchange for $474,699 in notes previously issued by us and held by these investors. We issued these shares in reliance upon Section 4(2) of the Securities Act.

    o In December 1998, we exchanged 87,000 shares of our common stock, valued at $87,000, for services provided by employees and/or consultants who were also accredited investors. We issued these shares in reliance upon Section 4(2) of the Securities Act.

    o In December 1998, we issued 1,050,000 shares of our common stock to various related parties in exchange for $300,000 in notes previously issued by us and held by these parties. Because these related parties were accredited investors, we issued these shares in reliance upon
         Section 4(2) of the Securities Act.

    o In January 1999, we issued to certain related parties 916,574 shares of our common stock for $91,657 in notes. We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o In January 1999, we issued to certain service providers 322,500 shares of our common stock for cost reimbursement. The costs were valued at $32,250. We issued the shares to accredited investors in reliance upon
         Section 4(2) of the Securities Act.

    o In a private placement conducted between November 1998 and March 1999, we issued to certain private placement investors and related parties a total of 758,438 shares of our common stock for cash and 3,112,500 shares of common stock for notes at an effective purchase price of $1.07 per share ($4,048,100 net). We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o In March 1999, we issued to certain services providers 268,500 shares of our common stock for services. The services were valued at $287,233. We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o Between March and May 1999, we issued to A1 Internet, Inc. creditors 193,186 shares of our common stock to settle and discharge obligations owed by A1 Internet to creditors. These obligations totaled $216,879. We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o In March 1999, we issued to certain service providers 30,000 shares of our common stock for services valued at $32,000. We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o In March 1999, we issued to certain services providers 30,000 shares of our common stock for $30,000 in notes. We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o In a private placement conducted between May and June 1999, we issued to certain private placement investors a total of 515,188 shares of our common stock for cash at a price of $1.60 per share ($628,272 net). We issued an additional 122,518 shares (valued at $196,029) of our common stock as commissions in this private placement. We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o On July 6, 1999, we issued 574,998 shares ($920,000 aggregate) of our common stock to the stockholders of Rate Exchange I, Inc. to acquire all of the outstanding stock of Rate Exchange, Inc. We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o Between December 1998 and November 1999, we granted to our employees, officers, directors, consultants and advisors a total of 2,990,000 options and 625,000 warrants to purchase shares of our common stock at exercise prices ranging from $.05 to $2.75. We issued the securities in reliance upon Rule 506 of Regulation D and Section 4(2) of the Securities Act.

    o In February 2000, we issued 198,898 shares of our restricted common stock to certain warrant holders upon such warrant holders' cashless exercise of certain of our warrants. We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o In February 2000, we granted to our employees, officers, directors, consultants and advisors options to purchase 4,215,000 shares of our restricted common stock at an exercise price of $7.00 per share. The options are exercisable pursuant to a vesting schedule and they expire on February 24, 2005. We issued the securities in reliance upon Rule 506 of Regulation D and Section 4(2) of the Securities Act.

    o Between February and March 2000, we sold to certain private placement investors 2,733,329 shares of our restricted common stock at a price of $12.00 per share plus warrants to purchase 1,366,673 shares of our common stock at an exercise price of $14.40 per share. The warrants are immediately exercisable and expire in three years. After deducting
         $2,665,000 for expenses related to the offering, we received $30,135,000. We issued the securities to accredited investors in reliance upon Rule 506 of Regulation D of the Securities Act.

    o Between February and March 2000, we issued to various service providers additional warrants to purchase 804,620 shares of our common stock in exchange for services. The exercise prices of the warrants range from $5.00 to $14.40 per share and the warrants expire between 2003 and 2005. We issued the securities to accredited investors in reliance upon Rule 506 of Regulation D and Section 4(2) of the Securities Act.

    o In April 2000, we issued 116,522 shares of our restricted common stock to certain warrant holders upon such warrant holders' cashless exercise of certain of our warrants. We issued the shares to accredited investors in reliance upon Section 4(2) of the Securities Act.

    o In July 2000, some of our subsidiary's bridge note holders converted their bridge notes into 275,000 shares of our restricted common stock at an exchange rate of $5.00 per share plus warrants to purchase 343,750 shares of our restricted common stock at an exercise price of $5.00 per share. All of the bridge note holders were accredited investors. We converted the notes in reliance upon Rule 506 of Regulation D and Section 4(2) of the Securities Act.

    o In August 2000, we issued 175,000 shares of our common stock plus warrants to purchase 175,000 shares of common stock at an exercise price of $5.00 per share to a single accredited investor in settlement of a claim. We issued the shares and warrant in reliance upon Section 4(2) of the Securities Act.

    o In September and October 2000, holders of the balance of our subsidiary's bridge notes converted their notes into a total of 120,000 shares of our restricted common stock at an exchange rate of $5.00 per share plus warrants to purchase a total of 150,000 shares of our restricted common stock at an exercise price of $5.00 per share. All of the bridge note holders were accredited investors. We converted these notes in reliance upon Section 4(2) of the Securities Act.

Item 16.  Exhibits

         (a)   The following exhibits are filed herewith:

3.1 Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 to RateXchange's Registration Statement on Form S-1 (Reg. No. 333-37004)).


3.2*     Amended and Restated Bylaws, as amended.


5.1*     Opinion of Hogan & Hartson L.L.P.

10.1 Agreement and Plan of Merger between RateXchange and Rate Exchange, Inc. dated June 1, 1999 (incorporated herein by reference to Exhibit
         10.1 to  RateXchange's  Form 10-Q for the quarter  ended  September 30,
         1999).

10.2     Acquisition   Agreement   between   RateXchange   and  PolarCap,   Inc.
         (incorporated herein by reference to Exhibit 2.01 to RateXchange's Form 8-K/A filed on October 8, 1998).

10.3+ Employment Agreement between RateXchange and Edward Mooney dated April 1, 1999 (incorporated by reference to Exhibit 10.3 to RateXchange's Form 10-Q for the quarter ended September 30, 1999).

10.4 Promissory Note of Edward Mooney dated December 18, 1998 (incorporated by reference to Exhibit 10.4 to RateXchange's Form 10-K/A for the year ended December 31, 1999).

10.5+    Form of Severance Agreement between RateXchange and Edward Mooney.

10.6+ Employment Agreement between RateXchange and Douglas Cole dated April 1, 1999 (incorporated by reference to Exhibit 10.4 to RateXchange's Form 10-Q for the quarter ended September 30, 1999).

10.7+    Form of Severance Agreement between RateXchange and Douglas Cole.

10.8+ Employment Agreement between RateXchange I, Inc. and Donald H. Sledge dated September 15, 1999 (incorporated by reference to Exhibit 10.5 to RateXchange's Form 10-Q for the quarter ended September 30, 1999).

10.9+* Amendment No. 1 to Employment Agreement of Donald H. Sledge dated October 5, 2000.

10.10+ Employment Agreement between RateXchange and Ross Mayfield dated July 2, 1999 (incorporated by reference to Exhibit 10.10 to RateXchange's Form 10-K/A for the year ended December 31, 1999).

10.11+ Separation Agreement between RateXchange and Ross Mayfield dated August 18, 2000 (incorporated by reference to Exhibit 10.3 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.12+ Employment Agreement between RateXchange and Paul Wescott dated July 5, 2000 (incorporated by reference to Exhibit 10.4 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.13+ Separation Agreement between RateXchange and Paul Wescott dated August 28, 2000 (incorporated by reference to Exhibit 10.5 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.14+ Employment Agreement between RateXchange and Philip Rice dated February 29, 2000.

10.15+ Employment Agreement between RateXchange and D. Jonathan Merriman dated October 5, 2000.

10.16+ 1998 Employee/Consultant Stock Compensation Plan (incorporated herein by reference to Exhibit 10.1 to RateXchange's Registration Statement on Form S-8 (Reg. No. 333-65729)).

10.17+   1999 Stock Option Plan (incorporated herein by reference to Exhibit 4.1
         to  RateXchange's   Registration   Statement  on  Form  S-8  (Reg.  No.
         333-43776)).

10.18+ Form of Non-Qualified, Non-Plan Stock Option Agreement dated February 24, 2000 between RateXchange and Phillip Rice, Nick Cioll, Paul Wescott, Ross Mayfield, Russ Matulich, Terry Ginn, Donald Sledge, Christopher Vizas, Douglas Cole, Ronald Spears and Jonathan Merriman (incorporated by reference to Exhibit 4.2 to RateXchange's Registration Statement on Forms S-8 (Reg. No. 333-43776).

10.19+ Schedule of non-plan option grants made under Non-Qualified, Non-Plan Stock Option Agreements to directors and executive officers.

10.20+   2000 Stock Option Plan, as amended.

10.21 Advisory Agreement between RateXchange and Maroon Bells Capital Partners, Inc. dated December 15, 1998 (incorporated by reference to
         Exhibit 10.12 to RateXchange's Form 10-K/A for the year ended December 31, 1999).

10.22    Promissory   Note  of   Theodore   Swindells   dated   March  30,  1999
         (incorporated by reference to Exhibit 10.13 to RateXchange's Form 10-K/A for the year ended December 31, 1999).

10.23    Term Sheet dated July 23, 1999 between RateXchange I, Inc. and Ultimate
         Markets,   Inc.   (incorporated   by  reference  to  Exhibit  10.14  to
         RateXchange's Form 10-K/A for the year ended December 30, 1999)

10.24 Settlement Agreement and Full General Mutual Release by and between RateXchange and Ultimate Markets, Inc., dated August 28, 2000
         (incorporated by reference to Exhibit 10.6 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.25 Master Equipment Lease Agreement dated March 16, 2000 (incorporated by reference to Exhibit 10.6 to RateXchange's Registration Statement on Form S-1 (Reg. No. 333-37004)).

10.26**  Agreement  between   RateXchange  and  Amerex  Bandwidth,   Ltd.  Dated
         September 17, 2000, including Warrants.

10.27 Multi Site Colocation Commitment Agreement by and between RateXchange and COLO.com dated February 17, 2000.

10.28 Co-location License by and between RateXchange and Switch & Data Facilities Company dated March 1, 2000.

10.29 Facilities Management Agreement between RateXchange and Telecity UK Limited dated July 11, 2000 (incorporated by reference to Exhibit 10.2 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.30**  Master   Agreement   between   RateXchange  and  Science   Applications
         International Corporation dated February 2, 2000.

21.1 List of Subsidiaries of RateXchange (incorporated herein by reference to Exhibit 21.1 to RateXchange's Registration Statement on Form S-1 (Reg. No. 333-37004)).

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Crouch, Beirwolf & Chisholm.

23.3*    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1     Power of Attorney (included on signature page).

+   Represents management contract or compensatory plan or arrangement.

*   To be filed by amendment.

** Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without such redaction pursuant to our Application Requesting Confidential Treatment under Rule 406 of the Securities Act.

    (b)  Not applicable.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 5th day of January, 2001.


                                                  RATEXCHANGE CORPORATION

                                                  By: /s/ D. Jonathan Merriman
                                                     ---------------------------
                                                  D. Jonathan Merriman
                                                  President and Chief Executive
                                                  Officer


                                POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Jonathan Merriman and Philip Rice, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated:
                Signature                                           Title                                         Date
/s/ D. Jonathan Merriman                    President, Chief Executive Officer and Director
------------------------------------        (principal executive officer)                           January 5, 2001
D. Jonathan Merriman

/s/ Michael I. Cairns                       Senior Vice President, Finance and Chief Accounting     January 5, 2001
------------------------------------        Officer (principal financial and accounting officer)
Michael I. Cairns

/s/ Donald H. Sledge                        Chairman                                                January 5, 2001
------------------------------------
Donald H. Sledge

/s/ Dean S. Barr                            Director                                                January 5, 2001
------------------------------------
Dean S. Barr

/s/ Gordon Hutchins, Jr.                    Director                                                January 5, 2001
------------------------------------
Gordon Hutchins, Jr.

/s/ Ronald E. Spears                        Director                                                January 5, 2001
------------------------------------
Ronald E. Spears

                                            Director                                                January ___, 2001
------------------------------------
Steven W. Town

                                            Director                                                January ___, 2001
------------------------------------
Christopher J. Vizas


Exhibit No.                      Exhibit Description
-----------                      -------------------

3.1 Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 to RateXchange's Registration Statement on Form S-1 (Reg. No. 333-37004)).


3.2*     Amended and Restated Bylaws, as amended.


5.1*     Opinion of Hogan & Hartson L.L.P.

10.1 Agreement and Plan of Merger between RateXchange and Rate Exchange, Inc. dated June 1, 1999 (incorporated herein by reference to Exhibit
         10.1 to  RateXchange's  Form 10-Q for the quarter  ended  September 30,
         1999).

10.2     Acquisition   Agreement   between   RateXchange   and  PolarCap,   Inc.
         (incorporated herein by reference to Exhibit 2.01 to RateXchange's Form 8-K/A filed on October 8, 1998).

10.3+ Employment Agreement between RateXchange and Edward Mooney dated April 1, 1999 (incorporated by reference to Exhibit 10.3 to RateXchange's Form 10-Q for the quarter ended September 30, 1999).

10.4 Promissory Note of Edward Mooney dated December 18, 1998 (incorporated by reference to Exhibit 10.4 to RateXchange's Form 10-K/A for the year ended December 31, 1999).

10.5+    Form of Severance Agreement between RateXchange and Edward Mooney.

10.6+ Employment Agreement between RateXchange and Douglas Cole dated April 1, 1999 (incorporated by reference to Exhibit 10.4 to RateXchange's Form 10-Q for the quarter ended September 30, 1999).

10.7+    Form of Severance Agreement between RateXchange and Douglas Cole.

10.8+* Employment Agreement between RateXchange I, Inc. and Donald H. Sledge dated September 15, 1999 (incorporated by reference to Exhibit 10.5 to RateXchange's Form 10-Q for the quarter ended September 30, 1999).

10.9+* Amendment No. 1 to Employment Agreement of Donald H. Sledge dated October 5, 2000.

10.10+ Employment Agreement between RateXchange and Ross Mayfield dated July 2, 1999 (incorporated by reference to Exhibit 10.10 to RateXchange's Form 10-K/A for the year ended December 31, 1999).

10.11+ Separation Agreement between RateXchange and Ross Mayfield dated August 18, 2000 (incorporated by reference to Exhibit 10.3 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.12+ Employment Agreement between RateXchange and Paul Wescott dated July 5, 2000 (incorporated by reference to Exhibit 10.4 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.13+ Separation Agreement between RateXchange and Paul Wescott dated August 28, 2000 (incorporated by reference to Exhibit 10.5 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.14+ Employment Agreement between RateXchange and Philip Rice dated February 29, 2000.

10.15+ Employment Agreement between RateXchange and D. Jonathan Merriman dated October 5, 2000.

10.16+ 1998 Employee/Consultant Stock Compensation Plan (incorporated herein by reference to Exhibit 10.1 to RateXchange's Registration Statement on Form S-8 (Reg. No. 333-65729)).

10.17+   1999 Stock Option Plan (incorporated herein by reference to Exhibit 4.1
         to  RateXchange's   Registration   Statement  on  Form  S-8  (Reg.  No.
         333-43776)).

10.18+ Form of Non-Qualified, Non-Plan Stock Option Agreement dated February 24, 2000 between RateXchange and Phillip Rice, Nick Cioll, Paul Wescott, Ross Mayfield, Russ Matulich, Terry Ginn, Donald Sledge, Christopher Vizas, Douglas Cole, Ronald Spears and Jonathan Merriman (incorporated by reference to Exhibit 4.2 to RateXchange's Registration Statement on Forms S-8 (Reg. No. 333-43776).

10.19+ Schedule of non-plan option grants made under Non-Qualified, Non-Plan Stock Option Agreements to directors and executive officers.

10.20+   2000 Stock Option Plan, as amended.

10.21 Advisory Agreement between RateXchange and Maroon Bells Capital Partners, Inc. dated December 15, 1998 (incorporated by reference to
         Exhibit 10.12 to RateXchange's Form 10-K/A for the year ended December 31, 1999).

10.22    Promissory   Note  of   Theodore   Swindells   dated   March  30,  1999
         (incorporated by reference to Exhibit 10.13 to RateXchange's Form 10-K/A for the year ended December 31, 1999).

10.23    Term Sheet dated July 23, 1999 between RateXchange I, Inc. and Ultimate
         Markets,   Inc.   (incorporated   by  reference  to  Exhibit  10.14  to
         RateXchange's Form 10-K/A for the year ended December 30, 1999)

10.24 Settlement Agreement and Full General Mutual Release by and between RateXchange and Ultimate Markets, Inc., dated August 28, 2000
         (incorporated by reference to Exhibit 10.6 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.25 Master Equipment Lease Agreement dated March 16, 2000 (incorporated by reference to Exhibit 10.6 to RateXchange's Registration Statement on Form S-1 (Reg. No. 333-37004)).

10.26**  Agreement  between   RateXchange  and  Amerex  Bandwidth,   Ltd.  Dated
         September 17, 2000, including Warrants.

10.27 Multi Site Colocation Commitment Agreement by and between RateXchange and COLO.com dated February 17, 2000.

10.28 Co-location License by and between RateXchange and Switch & Data Facilities Company dated March 1, 2000.

10.29 Facilities Management Agreement between RateXchange and Telecity UK Limited dated July 11, 2000 (incorporated by reference to Exhibit 10.2 to RateXchange's Form 10-Q for the quarter ended September 30, 2000).

10.30**  Master   Agreement   between   RateXchange  and  Science   Applications
         International Corporation dated February 2, 2000.

21.1 List of Subsidiaries of RateXchange (incorporated herein by reference to Exhibit 21.1 to RateXchange's Registration Statement on Form S-1 (Reg. No. 333-37004)).


23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Crouch, Beirwolf & Chisholm.

23.3*    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1     Power of Attorney (included on signature page).


--------
+        Represents management contract or compensatory plan or arrangement.
*        To be filed by amendment.
** Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without such redaction pursuant to our Application Requesting Confidential Treatment under Rule 406 of the Securities Act.